PIONEER PROTECTED PRINCIPAL PLUS FUND II




                          FINANCIAL GUARANTEE AGREEMENT




                                      among




                      PIONEER INVESTMENT MANAGEMENT, INC.,




                        PIONEER PROTECTED PRINCIPAL TRUST




                                       and




                           AMBAC ASSURANCE CORPORATION




                          Dated as of February 26, 2003




                                TABLE OF CONTENTS

                                                                           PAGE



                                    ARTICLE I
                                   DEFINITIONS

Section 1.01        General Definitions.......................................1
Section 1.02        Generic Terms............................................11


                                   ARTICLE II
                                   THE POLICY

Section 2.01        The Policy...............................................11
Section 2.02        Procedure for Issuance...................................11
Section 2.03        Conditions Precedent to Effectiveness....................12
Section 2.04        Fees.....................................................14


                                   ARTICLE III
                             MANAGEMENT OF THE FUND

Section 3.01        General..................................................15
Section 3.02        Permitted Fixed Income Investments.......................15
Section 3.03        Permitted Equity Investments.............................16
Section 3.04        Additional Portfolio Requirements........................18
Section 3.05        Allocation Between Fixed Income Portfolio
                    and Equity Portfolio.....................................21
Section 3.06        Reports..................................................22
Section 3.07        Cash.....................................................23
Section 3.08        Intent...................................................23
Section 3.09        Article III Computations.................................23
Section 3.10        Ramp-Up Period...........................................23
Section 3.11        Master Fund Shares.......................................24


                                   ARTICLE IV
                                 TRIGGER EVENTS

Section 4.01        Trigger Events...........................................25
Section 4.02        Defeasance Portfolio.....................................27


                                    ARTICLE V
                             Limitation of Liability

Section 5.01        Limitation of Liability of Adviser.......................27
Section 5.02        Limitations as to the Fund...............................27


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

Section 6.01        Representations and Warranties of the Adviser............28
Section 6.02        Representations and Warranties of the Trust
                    for itself and the Fund..................................30
Section 6.03        Representations and Warranties of the Insurer............31


                                   ARTICLE VII
                                    COVENANTS

Section 7.01        Covenants of the Adviser.................................32
Section 7.02        Covenants of the Fund....................................34
Section 7.03        Covenant of the Insurer..................................35


                                  ARTICLE VIII
                               FURTHER AGREEMENTS

Section 8.01        Reinsurance and Assignments..............................35
Section 8.02        Fund Liability...........................................35
Section 8.03        Liability of the Insurer.................................35


                                   ARTICLE IX
                                 CONFIDENTIALITY

Section 9.01        Confidentiality..........................................36
Section 9.02        Trading Information and Other Information................36
Section 9.03        Copies of Fund Information...............................37
Section 9.04        Independent Verifier.....................................37


                                    ARTICLE X
                            THE INDEPENDENT VERIFIER

Section 10.01       Retention of Independent Verifier........................37
Section 10.02       Responsibilities of Independent Verifier.................37
Section 10.03       Adviser Cooperation......................................37


                                   ARTICLE XI
                                   TERMINATION

Section 11.01       Termination..............................................37


                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.01       Amendments and Waivers...................................38
Section 12.02       Notices..................................................38
Section 12.03       No Waiver, Remedies and Severability.....................39
Section 12.04       Payments.................................................39
Section 12.05       Governing Law............................................40
Section 12.06       Submission to Jurisdiction, Waiver of Jury Trial.........40
Section 12.07       Counterparts.............................................40
Section 12.08       Paragraph Headings.......................................40
Section 12.09       Survival.................................................40
Section 12.10       Reliance on Information..................................41
Section 12.11       Time of the Essence......................................41
Section 12.12       No Third-Party Rights....................................41
Section 12.13       Further Assurances.......................................41
Section 12.14       Concerning Knowledge.....................................41
Section 12.15       No Additional Trust Created..............................41



Exhibit A           Form of Financial Guarantee Insurance Policy
Exhibit B           Form of Direction and Undertaking Regarding Remedies

Schedule 1-A        Form of Daily Gap Risk Report
Schedule 1-B        Form of Daily Portfolio Requirements Report
Schedule 2          Form of Weekly Report
Schedule 3          Notice Procedures
Schedule 4          Duration Calculation Methodology


                          FINANCIAL GUARANTEE AGREEMENT

                  FINANCIAL GUARANTEE AGREEMENT, dated as of February 26, 2003 (the "AGREEMENT"), among AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled stock insurance company (the "INSURER"), PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation (the "ADVISER"), and PIONEER PROTECTED PRINCIPAL TRUST, a Delaware business trust (the "TRUST"), on behalf of its series PIONEER PROTECTED PRINCIPAL PLUS FUND II (the "FUND").

                              W I T N E S S E T H:

                  WHEREAS, the Trust is an open-end diversified, management investment company registered under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and the Fund, a series of the Trust, agrees, for the benefit of the shareholders of the Fund (the "SHAREHOLDERS"), to make a payment such that, on the Maturity Date, shares of the Fund of any Class of Shares may be redeemed for an amount no less than the Guarantee per Share for that Class of Shares (the "PAYMENT UNDERTAKING"); and

                  WHEREAS, the Trust has requested the Insurer, and the Insurer has agreed, to issue a financial guarantee insurance policy (the "POLICY") to insure the Fund's Payment Undertaking; and

                  WHEREAS, the parties hereto, among other things, desire to specify the conditions precedent to the issuance by the Insurer of the Policy, the payment of the premium in respect thereof, and to provide for certain other matters related thereto;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

Section 1.01 GENERAL DEFINITIONS. The terms defined in this Article I shall have the meanings provided herein for all purposes of this Agreement, in both singular and plural form, as appropriate.

                  "ACT OF INSOLVENCY" means, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property; (ii) the appointment of a receiver, conservator, or manager for such party by any government agency or authority having the jurisdiction to do so; (iii) the commencement of any such case or proceeding against such party, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 72 hours; (iv) the making or offering by such party of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party of such party's inability to pay its debts or discharge its obligations as they become due or mature; or (vi) any governmental authority or agency or any person, agency or entity acting under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party.

                  "ACTS" means the Investment Company Act and the Securities
Act.

                  "ADVERSE EFFECT" means, (i) in respect of the Adviser or its parent company, a material adverse effect upon (A) the ability of the Adviser to perform its obligations under this Agreement or any other Transaction Document to which it is a party, or (B) the rights of the Insurer under the Transaction Documents, and (ii) in respect of the Fund, a material adverse effect upon (A) the ability of the Fund to perform its obligations under this Agreement or any other Transaction Document to which it is a party or (B) the rights of the Insurer under the Transaction Documents. An adverse effect on the binding nature, validity or enforceability of this Agreement or the Direction and Undertaking Regarding Remedies shall constitute an Adverse Effect. The determination of whether a particular set of circumstances would reasonably be expected to have an Adverse Effect includes a determination of both the likelihood of the occurrence of such set of circumstances and the likelihood that such set of circumstances, if it were to occur, would result in an Adverse Effect.

                  "AGGREGATE EQUITY EXPOSURE" means the aggregate Equity Exposure of the Equity Portfolio.

                  "AMBAC INFORMATION" means the four paragraphs appearing in the Prospectus under the heading "Ambac Assurance Corporation" and the financial statements of the Insurer incorporated by reference in the Registration Statement (which financial statements are contained in the periodic reports of Ambac Financial Group Inc. filed under the Securities Exchange Act of 1934).

                  "APPROVED INDEX" means Standard & Poor's 500 SPX, Standard & Poor's 400 Midcap, and Russell 2000.

                  "BANK DEPOSITS" means any of the following having a maturity of not more than 183 calendar days: demand and time deposits in, certificates of deposit of, and bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper or debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) have a credit rating of at least "P-1" by Moody's and at least "A-1" by S&P (or equivalent credit ratings if different rating categories are used), in the case of commercial paper and short-term obligations; PROVIDED that the issuer thereof must also have at the time of such investment a long-term credit rating of at least "Aa3" by Moody's or at least "AA-" by S&P (or equivalent credit ratings if different rating categories are used).

                  "BENCHMARK SECTOR WEIGHT" means, with respect to a Sector, the weighting of such Sector in the Equity Benchmark.

                  "BOND FLOOR" has the meaning provided in SECTION 3.05(C).

                  "BUSINESS DAY" means any calendar day other than a calendar day on which banks located in the City of New York, New York are required or authorized by law to close or on which the NYSE is closed for business.

                  "CASH" means legal tender of the United States.

                  "CASH EQUIVALENTS" means Bank Deposits, Commercial Paper, and Repurchase Obligations.

                  "CLASS OF SHARES" means each class of shares of beneficial interest of the Fund designated pursuant to the Declaration of Trust.

                  "COMMERCIAL PAPER" means commercial paper having a credit rating of at least "P-1" by Moody's and at least "A-1+" by S&P (or equivalent credit ratings if different rating categories are used), either bearing interest or sold at a discount from the face amount thereof, having a maturity of not more than 183 calendar days from the date of issuance, and issued by either (A) a corporation incorporated under the laws of the United States of America or any state thereof, or (B) any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, PROVIDED that the issuer thereof must also have at the time of such investment a long-term credit rating of at least "Aa3" by Moody's or at least "AA-" by S&P (or equivalent credit ratings if different rating categories are used).

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "COVERED CALL" has the meaning provided in SECTION 3.03(C).

                  "COVERED EXPENSES" means, for any Class of Shares, the annual ordinary fund operating expenses reflected in the Prospectus relating to such Class of Shares that are covered and limited by the Expense Limitation Agreement. "Covered Expenses" shall not include Investment-Related Costs or extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of the Fund's business.

                  "CUSTODIAN" means Brown Brothers Harriman & Co., as Custodian pursuant to the Custodian Agreement, or any successor to Brown Brothers Harriman & Co. in such capacity.

                  "CUSTODIAN AGREEMENT" means the Custodian Contract dated as of July 1, 2001 between the Trust and the Custodian, as amended from time to time.

                  "DAILY GAP RISK REPORT" means a report in the form of the sample attached as SCHEDULE 1-A hereto.

                  "DAILY PORTFOLIO REQUIREMENTS REPORT" means a report in the form of the sample attached as SCHEDULE 1-B hereto.

                  "DECLARATION OF TRUST" means the Trust's Declaration of Trust, dated as of October 2, 2001, as amended and in effect from time to time.

                  "DEFEASANCE PORTFOLIO" has the meaning provided in SECTION
4.02.

                  "DELTA" means (i) with respect to an Equity Security, the meaning provided in SECTION 3.03(A)(IV); (ii) with respect to an Equity Future, the meaning provided in SECTION 3.03(B)(II); and (iii) with respect to an Equity Option, the meaning provided in SECTION 3.03(C)(C).

                  "DESIGNATED ACCOUNT" means the demand deposit account maintained with the Custodian by the Trust on behalf of the Fund.

                  "DIRECTION AND UNDERTAKING REGARDING REMEDIES" means the direction from the Board of Trustees of the Trust to the Custodian substantially in the form of EXHIBIT B.

                  "DISTRIBUTION PER SHARE" means, with respect to any Class of Shares, an amount equal to the quotient of the amount of any distribution or payment by the Fund in respect of, or allocated to, such Class of Shares that is not a Covered Expense or an Investment-Related Cost, and shall include, without limitation, any distribution of income, dividends, capital gains or principal to the Shareholders of such Class of Shares and any payment of Income Taxes allocated to such Class of Shares, divided by the number of shares of such Class of Shares outstanding on the date of such distribution or payment. For the avoidance of doubt, payments of expenses that are not Covered Expenses or Investment-Related Costs, specifically including Income Taxes and extraordinary expenses, are treated as Distributions Per Share for purposes of determining the Guarantee per Share, but such payments cannot be reinvested and no Shares shall be issued in respect of such payments.

                  "EFFECTIVE DATE" means the date on which the conditions set forth in SECTION 2.03(A) are satisfied.

                  "EQUITY BENCHMARK" means the S&P 500 Index.

                  "EQUITY CALL" has the meaning provided in SECTION 3.03(C).

                  "EQUITY EXPOSURE" means, with respect to each Equity Investment (other than Covered Calls), the product of its Notional Value and its Delta.

                  "EQUITY FUTURE" has the meaning provided in SECTION 3.03(B).

                  "EQUITY INVESTMENT" has the meaning provided in SECTION 3.03.

                  "EQUITY OPTION" has the meaning provided in SECTION 3.03(C).

                  "EQUITY PORTFOLIO" has the meaning provided in SECTION 3.03.

                  "EQUITY PUT" has the meaning provided in SECTION 3.03(C).

                  "EQUITY SECURITIES" has the meaning provided in SECTION
3.03(A).

                  "EQUITY SECURITIES PORTFOLIO" has the meaning provided in
SECTION 3.03(A).

                  "EXPENSE AMOUNT" has the meaning provided in SECTION 3.05(C).

                  "EXPENSE LIMITATION AGREEMENT" means the Expense Limit and Reimbursement Agreement dated as of the date hereof, between the Adviser and the Trust on behalf of the Fund as amended from time to time in accordance with this Agreement.

                  "FIXED INCOME DERIVATIVE" has the meaning provided in SECTION 3.02(C).

                  "FIXED INCOME FUTURE" has the meaning provided in SECTION 3.02(B).

                  "FIXED INCOME INVESTMENT" has the meaning provided in SECTION 3.02.

                  "FIXED INCOME PORTFOLIO" has the meaning provided in SECTION 3.02.

                  "FIXED INCOME SECURITY" has the meaning provided in SECTION 3.02(A).

                  "FIXED INCOME WEIGHTED AVERAGE DURATION" means, at any time, the weighted average duration by Notional Value of the Fixed Income Portfolio calculated in accordance with the methodology set forth in SCHEDULE 4.

                  "FUND" has the meaning provided in the preamble.

                  "FUND ACCOUNTING AGENT" means Brown Brothers Harriman & Co., as Fund Accounting Agent, or any successor to Brown Brothers Harriman & Co. in such capacity.

                  "FUND VALUE" means, at any time, (A) the sum of the Market Value of the Equity Portfolio and the Market Value of the Fixed Income Portfolio, plus (B) all other assets of the Fund (such as dividends, interest and other receivables), minus (C) all accrued and unpaid liabilities of the Fund.

                  "GAP RISK" has the meaning provided in SECTION 3.05(A).

                  "GOVERNMENT AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government.

                  "GUARANTEE AMOUNT" means, as of any date, the sum of (i) the product of (A) the Guarantee per Share applicable to the Class A Shares as of such date and (B) the number of Class A Shares outstanding as of such date; (ii) the product of (A) the Guarantee per Share applicable to the Class B Shares as of such date and (B) the number of Class B Shares outstanding as of such date; and (iii) the product of (A) the Guarantee per Share applicable to the Class C Shares as of such date and (B) the number of Class C Shares outstanding as of such date.

                  "GUARANTEE PER SHARE" means, with respect to any Class of Shares, (i) the sum of (a) the NAV for such Class of Shares at the close of business on the Transition Date and (b) the product of the NAV for such Class of Shares at the close of business on the Transition Date and the Return Multiplier for such Class of Shares and (ii) thereafter on any Business Day, the Guarantee per Share for such Class of Shares on the immediately preceding Business Day divided by the sum of one plus the quotient of (A) the amount of any Distribution Per Share with respect to such Class of Shares effective since the immediately preceding Business Day divided by (B) the NAV for such Class of Shares at the close of business on the Business Day such Distribution Per Share was effective.

                  "GUARANTEE PERIOD" means the period commencing on and including the Inception Date to and including the Maturity Date.

                  "INCEPTION DATE" means the second Business Day after the end of the Offering Period unless the Adviser elects to delay the Inception Date as contemplated in SECTION 2.02(A), in which case it shall be the date designated pursuant to SECTION 2.02(A). In all cases the Inception Date is the date on which the Guarantee Period begins and the Policy is issued.

                  "INCEPTION DATE CERTIFICATION" has the meaning provided in
SECTION 2.02.

                  "INCOME TAXES" means U.S. income or excise taxes that are calculated on the net income or undistributed net income of the Fund.

                  "INDEMNIFICATION AGREEMENT" means the Indemnification Agreement dated as of the date hereof among the Insurer, the Adviser, the Trust and Pioneer Funds Distributor, Inc.

                  "INDEPENDENT VERIFICATION REPORT" has the meaning provided in
SECTION 10.02.

                  "INDEPENDENT VERIFIER" means the accounting firm of nationally-recognized standing selected in accordance with SECTION 10.01.

                  "INDEPENDENT VERIFIER AGREEMENT" means the agreement between the Trust and the Independent Verifier pursuant to which the Independent Verifier performs the services contemplated by SECTION 10.02.

                  "INTEREST RATE SWAPS" means plain vanilla interest rate swaps with counterparties that are rated at least Aa3 by Moody's and AA- by S&P which are documented on ISDA documentation (as appropriately modified to comply with applicable provisions of the Investment Company Act and as is customary in the fund industry), use commercially reasonable terms consistent with market practice, require delivery of collateral pursuant to a credit support annex with threshold amounts no greater than $10,000,000, provide for termination at market or assignment at market upon counterparty downgrade below Aa3 or AA-, and are a swap of a fixed interest rate for LIBOR in respect of a constant U.S. Dollar-denominated notional amount, regardless of whether the Fund is the payor of the fixed rate or the floating rate.

                  "INVESTMENT ADVISERS ACT" means the Investment Advisers Act of 1940, as amended.

                  "INVESTMENT COMPANY ACT" has the meaning provided in the recitals.

                  "INVESTMENT MANAGEMENT AGREEMENT" means the Management Agreement dated as of the date hereof between the Trust and the Adviser with respect to the Fund.

                  "INVESTMENT-RELATED COSTS" means interest, taxes (other than Income Taxes), brokerage commissions, transaction fees and other investment-related costs.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, lien or security interest (statutory or other) of any kind or nature whatsoever.

                  "LITIGATION EVENT" means, with respect to the Adviser or the Fund, as applicable, the submission of any claim or the commencement of any proceedings by or against such party in any Federal, state or local court or before any governmental body or agency, or before any arbitrator, or the overt threat of any such proceedings, which, if adversely determined, would reasonably be expected to have an Adverse Effect with respect to such party.

                  "LOANS FOR TEMPORARY OR EMERGENCY PURPOSES" means loans that are outstanding for not more than 60 calendar days (and are not extended or renewed) in an aggregate amount not exceeding five percent of the value of the total assets of the Fund at the time the loans are borrowed, in conformity with
Section 18(g) of the Investment Company Act.

                  "MARKET VALUE" has (i) with respect to a Fixed Income Security, the meaning provided in Section 3.02(a)(i); (ii) with respect to a Fixed Income Derivative, the meaning provided in SECTION 3.02(C)(I); (iii) with respect to an Equity Security, the meaning provided in SECTION 3.03(A)(I); and
(iv) with respect to an Equity Option, the meaning provided in SECTION
3.03(C)(A).

                  "MASTER FUND" means any open-end investment company for which Pioneer acts as investment adviser and which primarily invests in equity securities.

                  "MATURITY DATE" means May 5, 2010, but if that date is not a Business Day, the Maturity Date shall be the first Business Day thereafter.

                  "MAXIMUM EQUITY EXPOSURE" has the meaning provided in SECTION 3.05(B).

                  "MONEY MARKET SECURITIES" means securities issued by money market funds that either (i) (x) are registered investment companies under the Investment Company Act and (y) comply with all of the criteria set forth in Rule 2a-7 under the Investment Company Act; or (ii) are not registered investment companies under the Investment Company Act but comply with all of the criteria set forth in Rule 2a-7 under the Investment Company Act as if they were registered investment companies.

                  "MOODY'S" means Moody's Investors Service, Inc.
                   -------

                  "NAV" means, with respect to any Class of Shares of the Fund, on any date, the net asset value per share of such Class of Shares established by the Fund for such date in the manner required by the Investment Company Act.

                  "NONCONFORMING EQUITY SECURITIES" has the meaning provided in
SECTION 3.11(B).

                  "NOTIONAL VALUE" has, (i) with respect to a Fixed Income Security, the meaning provided in SECTION 3.02(A)(II); (ii) with respect to a Fixed Income Future, the meaning provided in SECTION 3.02(B)(I); (iii) with respect to a Fixed Income Derivative, the meaning provided in SECTION 3.02(C)(II); (iv) with respect to an Equity Security, the meaning provided in
SECTION 3.03(A)(III); (v) with respect to an Equity Future, the meaning provided in SECTION 3.03(B)(I); and (vi) with respect to an Equity Option, the meaning provided in SECTION 3.03(C)(B). For the avoidance of doubt, it is understood that "Notional Value" shall in all cases be a positive number.

                  "NYSE" means the New York Stock Exchange.

                  "OFFERING PERIOD" means the period prior to the Guarantee Period, during which the shares of the Fund will be offered for sale to investors as described in the Prospectus relating to each Class of Shares.

                  "PARENT COMPANY" means UniCredito Italiano S.p.A.; PROVIDED, HOWEVER, that if UniCredito Italiano S.p.A. reduces its beneficial ownership in the Adviser to less than a majority of the Adviser's outstanding voting securities, Parent Company shall mean the company (excluding intermediate holding companies) that has the largest beneficial ownership of the Adviser's outstanding voting securities.

                  "PAYMENT UNDERTAKING" means the Payment Undertaking Agreement dated as of the date hereof by the Fund in favor of its Shareholders.

                  "PERMITTED EQUITY FUTURES" has the meaning provided in SECTION 3.03(B).

                  "PERMITTED EQUITY INVESTMENTS" has the meaning provided in
SECTION 3.03.

                  "PERMITTED EQUITY OPTIONS" has the meaning provided in SECTION 3.03(C).

                  "PERMITTED EQUITY SECURITIES" has the meaning provided in
SECTION 3.03(A).

                  "PERMITTED FIXED INCOME DERIVATIVES" has the meaning provided in SECTION 3.02(C).

                  "PERMITTED FIXED INCOME FUTURES" has the meaning provided in
SECTION 3.02(B).

                  "PERMITTED FIXED INCOME INVESTMENTS" has the meaning provided in SECTION 3.02.

                  "PERMITTED FIXED INCOME SECURITIES" has the meaning provided in SECTION 3.02(A).

                  "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, Government Authority or other entity of whatever nature.

                  "POLICY" has the meaning provided in the recitals.

                  "PORTFOLIO REQUIREMENTS" has the meaning provided in SECTION 3.01.

                  "PREMIUM FEE" has the meaning provided in SECTION 2.04.

                  "PREMIUM PAYMENT DATE" has the meaning provided in SECTION
2.04.

                  "PROSPECTUS" means for any Class of Shares, the prospectus and statement of additional information pursuant to which the shares of such Class of Shares were offered for sale, as the same may be updated and in effect from time to time in accordance with this Agreement.

                  "PROTECTIVE PUT" has the meaning provided in SECTION 3.03(C).

                  "PURCHASED CALL" has the meaning provided in SECTION 3.03(C).

                  "QUOTED RATE" means LIBOR (1 month, 3 month and 6 month), U.S. Treasury Obligations, Prime, Commercial Paper (30, 90, 180 calendar days) and overnight Federal Funds.

                  "REGISTRATION STATEMENT" has the meaning provided in SECTION 2.03(A)(V).

                  "REGULATORY CHANGE" means, with respect to the Adviser or the Fund, as the case may be, any change in any law, regulation or rule, or interpretation thereof, by a Governmental Authority with respect to any statute to which such party is subject (including, as applicable, the Investment Company Act and the Investment Advisers Act but excluding any statute of general application) which has resulted in or would reasonably be expected to result in an Adverse Effect with respect to such party.

                  "REGULATORY EVENT" means, with respect to the Adviser or the Fund, as the case may be, any governmental or regulatory action that limits, suspends, or terminates the rights, privileges or operation of such party which has resulted in or would reasonably be expected to result in an Adverse Effect.

                  "REPORTS" means the Daily Gap Risk Report, Daily Portfolio Requirements Report and Weekly Report.

                  "REPURCHASE OBLIGATIONS" means unleveraged repurchase obligations, with maturities of not more than 30 calendar days, with respect to any U.S. Government Security entered into with a depository institution or trust company (acting as principal) that satisfies the criteria set forth in the definition of Bank Deposits or entered into with a corporation (acting as principal) incorporated under the laws of the United States of America or any state thereof whose obligations are rated at least "P-1" by Moody's and at least "A-1+" by S&P, in the case of short-term obligations or, in the case of long-term obligations, at least "Aa2" by Moody's and at least "AA" by S&P.

                  "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing document of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Government Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RETURN MULTIPLIER" means, (i) in the case of Class A Shares, the minimum return on Class A Shares during the Guarantee Period, which shall be 14%; (ii) in the case of Class B Shares, the minimum return on Class B Shares during the Guarantee Period, which shall be 8.75%; and (iii) in the case of Class C Shares, the minimum return on Class C Shares during the Guarantee Period, which shall be 8.75%.

                  "RISK MODEL" means the BARRA Aegis Risk Model as updated from time to time by BARRA, Inc. or such other risk model as may be agreed by the parties from time to time.

                  "RISK REDUCING TRADES" means any transaction the effect of which is to increase the percentage that represents Gap Risk. For the avoidance of doubt, a transaction that increases the Gap Risk from 22.0% to 22.5% is an example of a Risk Reducing Trade.

                  "SECTOR" means each of the Sectors set forth in the Sector Classification System.

                  "SECTOR CLASSIFICATION SYSTEM" means the Global Industry Classification Standard developed by Standard & Poor's and Morgan Stanley Capital International, as amended from time to time.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR OFFICER" has the meaning provided in SECTION 12.14.

                  "SHAREHOLDER" has the meaning provided in the recitals.

                  "SHARES" means shares of beneficial interest of any Class of Shares of the Fund.

                  "SYNTHETIC FUTURES" has the meaning provided in SECTION
3.03(C).

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "TERMINATION DATE" means the date of termination of this Agreement as contemplated by SECTION 11.01.

                  "TRADE DATE" has the meaning provided in SECTION 3.06(D).

                  "TRANSACTION DOCUMENTS" means this Agreement, the Payment Undertaking, the Policy, the Direction and Undertaking Regarding Remedies, the Indemnification Agreement, the Investment Management Agreement, the Custodian Agreement, the Independent Verifier Agreement (from and after its execution and delivery), the Expense Limitation Agreement, the Declaration of Trust, and the Prospectus relating to each Class of Shares, as each may be amended, supplemented or otherwise modified from time to time.

                  "TRANSITION DATE" means the Business Day before the commencement of the Guarantee Period. The Transition Date shall be the Business Day after the end of the Offering Period unless the Adviser elects to delay the Inception Date as contemplated in SECTION 2.02(A). In all cases, the Transition Date shall be the Business Day prior to the Inception Date.

                  "TRIGGER EVENT" has the meaning provided in SECTION 4.01.

                  "UNCLASSIFIED EQUITY SECURITIES" has the meaning provided in
SECTION 3.04(C).

                  "U.S. GOVERNMENT SECURITIES" means (i) U.S. Treasury obligations, and (ii) debt obligations of the Federal Home Loan Bank, the Federal Home Loan Mortgage Corp., the Federal National Mortgage Association, the Government National Mortgage Association and the Resolution Funding Corporation.

                  "WEEKLY REPORT" means the Weekly Report in the form of the sample attached as SCHEDULE 2 hereto. Section 1.02 GENERIC TERMS. All words used herein shall be construed to be of such gender or number as the circumstances require. The words "herein," "hereby," "hereof" and "hereto," and words of similar import, refer to this Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified, and Section and Exhibit references are to this Agreement unless otherwise specified.

                                   ARTICLE II
                                   THE POLICY

Section 2.01 THE POLICY. The Insurer agrees to issue the Policy, subject to the conditions hereinafter set forth herein. The Policy shall (i) be issued on the Inception Date, and (ii) be substantially in the form of EXHIBIT A hereto.

Section 2.02 PROCEDURE FOR ISSUANCE. (a) Not later than the third Business Day prior to the last day of the Offering Period the Trust shall deliver to the Insurer a notice specifying the expected Inception Date. The Adviser may, in its sole discretion, specify in such notice that the expected Inception Date shall be delayed for up to ten calendar days following the end of the Offering Period. At any time prior to 9:00 a.m. on the Business Day prior to such expected Inception Date, the Adviser may notify the Insurer in writing that the Adviser elects to further delay the Inception Date due to the occurrence of unforeseen national security, political or economic events that are adversely affecting the yield on U.S. Treasury Securities. The Adviser may elect to so further delay the Inception Date to a date no later than July 31, 2003. In the event of such a further delay in the Inception Date (i) the Adviser shall deliver to the Insurer a revised notice specifying the Inception Date not less than three Business Days prior to such revised Inception Date, and (ii) the revised Inception Date shall not be later than July 31, 2003. On the Inception Date, the Trust shall deliver to the Insurer a notice and certification (the "INCEPTION DATE CERTIFICATION") of the following, in each case as of the close of business on the Transition
Date: (i) the NAV for each Class of Shares, (ii) the number of issued and outstanding Shares of each Class of Shares, and, (iii) the Return Multiplier for each Class of Shares. The notice also shall certify that no Trigger Event shall have occurred, and (ii) each of the representations and warranties made by the Trust in this Agreement shall be true and correct in all material respects on and as of such date.

(b) The Inception Date Certification may include a statement that the number of issued and outstanding shares of each Class of Shares may be adjusted in the ordinary course of business due to trade corrections in the first 45 calendar days following the Inception Date. If such a statement is included in the Inception Date Certification then the Trust shall deliver a notice and certification at the end of such 45 calendar day period specifying the corrected number of issued and outstanding shares of each class of shares as of the Inception Date. In no event shall the Inception Date Guarantee Amount be increased from the amount calculated based on the information specified in the original Inception Date Certification without the prior written consent of the Insurer.

(c) Subject to the satisfaction of the conditions precedent to the effectiveness of this Agreement and to the issuance of the Policy, the Insurer shall issue and deliver the Policy to the Custodian on behalf of the Fund on the Inception Date.

Section 2.03      CONDITIONS PRECEDENT TO EFFECTIVENESS.

(a) The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

(i) Each Transaction Document (other than the Policy, the Prospectus and the Independent Verifier Agreement) shall be duly authorized, executed and delivered by each of the parties thereto and be in full force and effect and executed counterparts of each such Transaction Document shall have been delivered to the Insurer.

(ii) The Insurer shall have received (A) a certificate of the Secretary or Assistant Secretary of the Adviser, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of the Adviser authorized to sign this Agreement on behalf of the Adviser and certifying that attached thereto are true, complete and correct copies of its constituent documents and resolutions duly adopted by the Adviser authorizing the execution and delivery of this Agreement, and
         (B) a good standing certificate from the Delaware Secretary of State regarding the Adviser.

(iii) The Insurer shall have received (A) a certificate of the Secretary or Assistant Secretary of the Trust, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of the Trust authorized to sign this Agreement on behalf of the Trust, and certifying that attached thereto are true, complete and correct copies of its (x) resolutions duly adopted by the Board of Trustees of the Trust authorizing the execution and delivery of this Agreement and (y) Declaration of Trust as in full force and effect on the Effective Date, and (B) a copy of the Certificate of Trust certified as of a recent date by the Secretary of State of the State of Delaware.

(iv) The Adviser and the Fund shall have received a certificate of the Secretary or Assistant Secretary of the Insurer, dated as of the Effective Date, as to the incumbency and signature of the officers or employees of the Insurer authorized to sign this Agreement on behalf of the Insurer.

(v) The Insurer shall have received a certificate of the Secretary or Assistant Secretary of the Trust, dated as of the Effective Date, certifying that (A) amendments to the Trust's registration statement on Form N-1A with respect to each Class of Shares of the Fund (1) have been prepared by the Trust in conformity with the requirements of the Acts and the rules and regulations of the Commission thereunder, and
         (2) have been filed with the Commission under the Acts, (B) the most recent such amendment has become effective or has been declared effective by the Commission, (C) true and complete copies of such registration statement as amended with respect to the Fund to the Effective Date are attached thereto (the "REGISTRATION STATEMENT"), excluding any exhibits thereto, (D) the Commission has not issued any order preventing or suspending the use of any preliminary prospectus relating to any Class of Shares and the Trust has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Registration Statement, and (E) as to information other than the Ambac Information, the Registration Statement and the Prospectus with respect to each Class of Shares of the Fund do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(vi) The Insurer shall have received from Hale and Dorr LLP, counsel to the Fund and the Adviser, legal opinions, in form and substance satisfactory to the Insurer, dated the Effective Date.

(vii) The Fund shall have received from Kevin Doyle, Managing Director and General Counsel of the Insurer, legal opinions, in form and substance satisfactory to the Adviser, dated the Effective Date.

(viii) All proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be satisfactory in form and substance to the Insurer, and the Insurer shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

(b) The obligation of the Insurer to issue the Policy is subject to the satisfaction of the following conditions on the Inception Date:

(i) Each of the representations and warranties made by the Adviser and the Fund in this Agreement shall be true and correct in all material respects on and as of such date, and the Insurer shall have received a certification from each of the Adviser and the Fund to such effect as to the representations and warranties made by it.

(ii)     No Trigger Event shall have occurred.

(iii) No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Government Authority which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

(iv) No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents.

(v) There shall not have been an Adverse Effect with respect to the Adviser or the Fund since the date of this Agreement.

(vi) The Trust shall have (a) retained an Independent Verifier as contemplated by SECTION 10.01, (b) prepared a form of Independent Verification Report covering such matters as the Adviser and the Insurer have agreed as contemplated by SECTION 10.02, (c) delivered to the Insurer a fully executed copy of the Independent Verifier Agreement and (d) delivered to the Insurer a certificate of an officer of the Adviser attesting to the due authorization, execution and delivery of the Independent Verifier Agreement by the Adviser.

(vii) On the Inception Date, the Guarantee Amount shall not exceed $500,000,000 (the "AGREED AMOUNT"). If, during the Offering Period, the Fund expects to receive subscriptions for its Shares which could result in such Guarantee Amount exceeding the Agreed Amount, then the Fund shall consult with the Insurer. If the Insurer agrees to increase such Agreed Amount in its sole discretion, this Agreement will be amended accordingly.

(viii) The form of Daily Gap Risk Report, the form of Daily Portfolio Requirements Report and the form of Weekly Report shall have been agreed by the parties hereto prior to the Inception Date and shall be in form and substance satisfactory to the Insurer. When each such form of Report has been so agreed, a copy thereof shall be attached as the appropriate Schedule hereto.

(ix) The Insurer shall have received a description of the Fund's policy for calculating month-end average net assets, as contemplated by SECTION 2.04.

Section 2.04 FEES. In consideration of the issuance by the Insurer of the Policy, the Fund shall pay to the Insurer a fee in an amount equal to .80% per annum of the average daily net asset value of the Fund during each calendar month in the Guarantee Period (the "PREMIUM FEE"), payable monthly in arrears on the tenth Business Day of the following calendar month with a final payment on the Maturity Date (each, a "PREMIUM PAYMENT DATE"). Premium Fees payable on each Premium Payment Date will be calculated based on a 365 or 366 calendar day year for the actual number of calendar days elapsed, and will be determined in accordance with the Fund's month-end average net asset policy previously described to the Insurer (which policy shall not be modified without 30 calendar days prior written notice to the Insurer). Notwithstanding the foregoing, in the event that the Fund's assets are required to be invested in a Defeasance Portfolio, the Premium Fee with respect to those assets comprising the Defeasance Portfolio shall be .45% per annum.

                                  ARTICLE III
                             MANAGEMENT OF THE FUND

Section 3.01 GENERAL. Except as provided in SECTION 2.02(B), during the Guarantee Period the Fund shall not issue additional Shares except in connection with the reinvestment of dividends and distributions by the Fund to its Shareholders in respect of the Shares; for purposes of clarification, the reregistration of outstanding shares in accordance with the Adviser's normal procedures shall not constitute the issuance of additional shares and the processing of dividend reinvestment through omnibus accounts that requires the fund to pay dividends in cash and immediately reinvests such payment in additional shares shall constitute a reinvestment of dividends or distributions. During the Guarantee Period, the assets of the Fund shall be invested and reinvested in accordance with the provisions set forth in this Article III (collectively, the "PORTFOLIO REQUIREMENTS"). The Adviser shall fairly and objectively interpret the Portfolio Requirements, consistent with the intent thereof. The Adviser shall consult with the Insurer as to any requirement contained herein which, in the Adviser's reasonable opinion is not clear, including without limitation the permissibility or classification of any investment (including any types of investment that may be used in the market during the term of this Agreement that were not widely used as of the date hereof), the valuation methodology applicable thereto, and the methodology used to calculate and report to the Insurer compliance with the Portfolio Requirements. The Adviser shall use reasonable efforts to manage the Fund such that the Fund Value remains at least equal to the Bond Floor.

Section 3.02 PERMITTED FIXED INCOME INVESTMENTS. The Fixed Income Component of the Fund shall consist of a portfolio of Permitted Fixed Income Securities, Permitted Fixed Income Futures, Permitted Fixed Income Derivatives, and/or Cash (collectively, "PERMITTED FIXED INCOME INVESTMENTS"). A Permitted Fixed Income Investment held by the Fund is a "FIXED INCOME INVESTMENT"; Fixed Income Investments are collectively referred to herein as the "FIXED INCOME PORTFOLIO." For the avoidance of doubt, any requirement that an investment satisfy a credit rating criteria shall be applicable at any time and from time to time and shall not be limited to whether the investment satisfied such credit rating criteria as of the date of acquisition thereof.

(a) "PERMITTED FIXED INCOME SECURITIES" means U.S. Government Securities and U.S. Dollar-denominated Cash Equivalents; PROVIDED, HOWEVER, that Permitted Fixed Income Securities shall not include any interest-only obligation, any obligation that bears interest at an inverse floating rate, any obligation the interest rate of which is variable (unless such interest rate is established by reference to a Quoted Rate plus a fixed spread, if any, and such interest rate moves proportionally with such Quoted Rate), any obligation whose repayment is subject to substantial non-credit related risk, including any security whose rating assigned by S&P includes the subscript "r" or "t", or any obligation that may be subject to call or prepayment prior to its maturity. Permitted Fixed Income Securities must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. With respect to each Permitted Fixed Income Security held by the Fund (a "FIXED INCOME SECURITY"):

(i) Market Value of a Fixed Income Security during a Business Day means its market price as of such time of determination and, at any other time, the market price as of the close of trading on the NYSE preceding such time of determination.

(ii) Notional Value of a Fixed Income Security means the Market Value of such Fixed Income Security.

(b) "PERMITTED FIXED INCOME FUTURES" means U.S. T-Bond and U.S. T-Note futures contracts traded on the Chicago Board of Trade and U.S. T-Bill futures contracts traded on the Chicago Mercantile Exchange. With respect to each Permitted Fixed Income Futures contract owned by the Fund (a "FIXED INCOME FUTURE"):

(i) Notional Value of a Fixed Income Future means, at any time, the product of (x) the applicable trading unit (or multiplier) of such Fixed Income Futures contract, and (y) market price of such Fixed Income Futures contract.

(c) "PERMITTED FIXED INCOME DERIVATIVES" means Interest Rate Swaps. With respect to each Permitted Fixed Income Derivative to which the Fund is a party (a "FIXED INCOME DERIVATIVE"):

(i) Market Value of a Fixed Income Derivative at any time means its mark-to-market value (at replacement cost) determined in accordance with the agreement related thereto.

(ii) Notional Value of a Fixed Income Derivative at any time means the notional amount specified in the agreement related thereto.

Section 3.03 PERMITTED EQUITY INVESTMENTS. The Equity Component of the Fund shall consist of a portfolio of Permitted Equity Securities, Permitted Equity Futures, Permitted Equity Options, Master Fund shares as contemplated by SECTION
3.11 and, solely for the purposes contemplated by SECTION 3.07, U.S. Government Securities, Cash Equivalents and/or Cash (collectively, "PERMITTED EQUITY INVESTMENTS"). A Permitted Equity Investment held by the Fund is an "EQUITY INVESTMENT"; Equity Investments are collectively referred to herein as the "EQUITY PORTFOLIO."

(a) "PERMITTED EQUITY SECURITIES" means common stocks, American depository receipts, preferred stocks, exchange-traded funds (including without limitation the funds traded under the following symbols: SPDR, DIA, and QQQ) and equity real estate investment trusts. Except as provided in SECTION 3.11(B), Permitted Equity Securities shall be denominated or traded in U.S. Dollars and be listed on the NYSE or American Stock Exchange or NASDAQ National Market System; PROVIDED, HOWEVER, that if any equity securities owned by the Fund are delisted, such equity securities shall be sold by the close of business on the second Business Day following the Business Day on which such equity securities were delisted if such securities are tradable. With respect to Permitted Equity Securities held by the Fund (individually, an "EQUITY SECURITY" and, in the aggregate, the "EQUITY SECURITIES PORTFOLIO"):

(i) Market Value of an Equity Security during a Business Day means its market price as of such time of determination and, at any other time, the market price as of the close of trading on the NYSE preceding such time of determination.

(ii) Market Value of the Equity Securities Portfolio at any time means the sum of the Market Values of each of the Equity Securities.

(iii) Notional Value of an Equity Security means the Market Value of such Equity Security.

(iv)     Delta of an Equity Security means 1.

(b) "PERMITTED EQUITY FUTURES" means Approved Index futures contracts traded on the Chicago Mercantile Exchange. With respect to each Permitted Equity Futures contract owned by the Fund (each such contract, an "EQUITY FUTURE"):

(i)      Notional Value of an Equity Future means, at any time, the product of
         (x) the applicable trading unit (or multiplier) of such Equity Futures contract, and (y) the market price of such Equity Futures contract.

(ii)     Delta of an Equity Future means 1 if long; and -1 if short

(c) "PERMITTED EQUITY OPTIONS" means U.S. exchange-traded puts and calls with respect to an Approved Index which are (i) Protective Puts, (ii) Covered Calls, (iii) Synthetic Futures, or (iv) Purchased Calls. With respect to each of the following Permitted Equity Options ("EQUITY PUT" or "EQUITY CALL," as applicable, and, collectively, "EQUITY OPTIONS") held by the Fund:

                           (A) Market Value of an Equity Option during a
                  Business Day equals the product of (x) its market price as of such time of determination, and (y) the multiplier applicable to such Equity Option. At any other time, the Market Value of an Equity Option equals the product of (xx) its market price as of the close of trading on the NYSE preceding such time of determination, and (yy) the multiplier applicable to such Equity Option.

                           (B) Notional Value of an Equity Option means, at any
                  time, the product of (x) the multiplier applicable to such Equity Option and (y) the strike price of such Equity Option.

                           (C) Delta of an Equity Option means the amount
                  calculated as the hedge ratio (I.E., the ratio of (i) the dollar amount of change in the value of an option given a change in price of the related underlying security or index by $1.00, and (ii) $1.00) pursuant to the Black-Scholes option pricing model.

(i) "PROTECTIVE PUT" means buying a put option with respect to a long equity position in Permitted Equity Securities or Permitted Equity Futures. The aggregate of the Notional Values of all Protective Puts must at all times be less than or equal to the sum of (x) Market Value of the Equity Securities Portfolio and (y) aggregate Notional Value of long Equity Futures.

(ii) "COVERED CALL" means selling a call option with respect to a long equity position in Permitted Equity Securities or Permitted Equity Futures. The aggregate Notional Values of all Covered Calls must at all times be less than or equal to the sum of (x) Market Value of the Equity Securities Portfolio and (y) aggregate Notional Value of long Equity Futures.

(iii) "SYNTHETIC FUTURES" means (x) selling a synthetic futures contract by selling a call option and buying a put option, or (y) buying a synthetic futures contract by buying a call option and selling a put option; PROVIDED that each such pair of contracts must be in respect of the same underlying Approved Index, have the same strike price, expiration date, and exercise style, and be on otherwise identical terms.
(iv) "PURCHASED CALL" means buying a call option in lieu of a long equity position.

Section 3.04      ADDITIONAL PORTFOLIO REQUIREMENTS.

(A) SINGLE ISSUER LIMITATION ON EQUITY SECURITIES. The aggregate Market Value of all Equity Securities of a single issuer shall not exceed 5% of the Market Value of the Equity Securities Portfolio as of the most recent purchase transaction by the Fund or any Master Fund involving the Equity Securities of such issuer; PROVIDED, HOWEVER, that the Adviser may, with respect to 5 issuers, increase this limit to 6%. For the avoidance of doubt (i), to the extent the Equity Portfolio is invested in Master Fund shares, this test shall be applied as if the Fund's assets and liabilities included a PRO RATA portion of the assets and liabilities of such Master Funds; and (ii) nothing herein shall diminish the Fund's obligation to be in compliance with the Investment Company Act and other applicable laws and, accordingly, the Fund may increase the single issuer limit as contemplated in the proviso above only to the extent such an increase would not cause the Fund to fail to be in compliance with the Investment Company Act and applicable regulations thereunder.

(B) CASH EQUIVALENTS. The aggregate Market Value of Cash Equivalents included in the Fixed Income Portfolio shall not exceed 20% of the Fund Value; PROVIDED, HOWEVER, that such 20% limitation shall not apply during the six months immediately prior to the Maturity Date as and to the extent it is not possible to purchase U.S. Government Securities due to the limited time remaining to the Maturity Date. For the avoidance of doubt, the preceding sentence shall not in any way affect the obligation to eliminate Cash Equivalents from the Defeasance Portfolio. The aggregate Market Value of Cash Equivalents (other than fully collateralized Repurchase Obligations) included in the Fixed income Portfolio attributable to any single depositary institution, issuer or counterparty shall not exceed 3% of the Fund Value. The aggregate Market Value of fully collateralized Repurchase Obligations included in the Fixed Income Portfolio attributable to any single counterparty shall not exceed 10% of the Fund Value. For purposes hereof, a Repurchase Obligation shall be fully collateralized if (i) the securities collateralizing such Repurchase Obligation consist solely of U.S. Treasury obligations, (ii) the value of the securities collateralizing such Repurchase Obligation (reduced by the transaction costs (including loss of interest) that the Fund could reasonably expect to incur if the seller defaults) is at least equal to the resale price provided in the agreement evidencing such Repurchase Obligation, and (iii) the provisions of Rule 5b-3(c)(1) under the Investment Company Act are complied with.

(C)      EQUITY SECURITIES PORTFOLIO SECTOR DIVERSIFICATION.

(i) The weighting of each Sector within the Equity Securities Portfolio shall be a percentage that is (A) at least equal to the Benchmark Sector Weight minus 8% thereof, and (B) not greater than the Benchmark Sector Weight plus 8% thereof; PROVIDED, HOWEVER, that a Sector may have a weighting that is less than the minimum required weighting to the extent that the minimum required weighting exceeds 25%. For the avoidance of doubt, nothing in this SECTION 3.04(C)(I) shall alter the requirements in SECTION 3.04(D) or SECTION 3.04(E).

(ii) The Market Value of Equity Securities (other than exchange-traded funds) that are not classified by the Sector Classification System or the Adviser shall not in the aggregate exceed 2% of the Market Value of the Equity Securities Portfolio. The aggregate Market Value of (x) Equity Securities that are not classified by the Sector Classification System or the Adviser, and all exchange-traded funds (collectively, "UNCLASSIFIED EQUITY Securities"), other than exchange-traded funds based solely on the Equity Benchmark, and (y) Nonconforming Equity Securities shall not in the aggregate exceed 7% of the Market Value of the Equity Securities Portfolio. If exchange-traded funds are Sector-specific rather than based on broad market indices, each such Sector-specific exchange-traded fund shall be classified as belonging to the Sector on which it is based.

(iii) If the Adviser classifies an Equity Security that is not classified by the Sector Classification System, the Adviser shall determine the applicable Sector reasonably, in good faith and in accordance with industry standards. To the extent that an Equity Security is classified by the Adviser (as reflected in a Weekly Report or otherwise), the Adviser will, if requested by the Insurer, consult with the Insurer with respect to such classification and, if the Insurer does not concur with the Adviser's classification, the classification shall be revised to a mutually acceptable classification.

(iv) Exchange-traded funds based solely on the Equity Benchmark shall not be required to be assigned to a Sector and shall be disregarded for purposes of the tests required by SECTION 3.04(C).

(v) For the avoidance of doubt, to the extent the Equity Portfolio is invested in Master Fund shares, this test shall be applied as if the Fund's assets and liabilities included a pro rata portion of the assets and liabilities of such Master Funds.

(D) EQUITY SECURITIES PORTFOLIO TRACKING ERROR. The expected annualized tracking error of the Equity Securities Portfolio as compared to the Equity Benchmark, as measured by the Risk Model, shall not exceed seven percent (7.00%). Unclassified Equity Securities shall be disregarded for purposes of the tests required by this SECTION 3.04(D). For the avoidance of doubt, to the extent the Equity Portfolio is invested in Master Fund Shares, this test shall be applied as if the Fund's assets and liabilities included a pro rata portion of the assets and liabilities of such Master Funds.

(E) EQUITY SECURITIES PORTFOLIO BETA. The expected beta of the Equity Securities Portfolio as compared to the Equity Benchmark, as measured by the Risk Model, shall equal at least .7 and shall not exceed 1.2. Unclassified Equity Securities shall be disregarded for purposes of the tests required by this SECTION 3.04(E). For the avoidance of doubt, to the extent the Equity Portfolio is invested in Master Fund Shares, this test shall be applied as if the Fund's assets and liabilities included a pro rata portion of the assets and liabilities of such Master Funds.

(F) FIXED INCOME WEIGHTED AVERAGE DURATION. The Fixed Income Weighted Average Duration at any time shall not be less than 90 calendar days prior to the Maturity Date and shall not be greater than 90 calendar days following the Maturity Date; PROVIDED, HOWEVER, that (i) at no time shall the Fixed Income Portfolio include any instrument that matures later than the Maturity Date plus two years, and (ii) within the twelve months prior to the Maturity Date (x) the Fixed Income Weighted Average Duration shall not exceed the period remaining until the Maturity Date and shall not be less than 30 calendar days prior to the Maturity Date and (y) the Fixed Income Portfolio shall not include any instrument that matures after the Maturity Date. Fixed Income Weighted Average Duration shall be calculated in accordance with the methodology set forth in
SCHEDULE 4.

(G) AGGREGATE NOTIONAL VALUE OF EQUITY FUTURES AND EQUITY OPTIONS. The following amount shall not exceed 30% of the Market Value of the Equity Portfolio: (i) the sum of (x) the aggregate Notional Value of all long Equity Futures and all long Synthetic Futures PLUS (y) the aggregate Notional Value of all long Equity Calls, MINUS (ii) the sum of (a) the aggregate Notional Value of all short Equity Futures and all short Synthetic Futures, PLUS (b) the aggregate Notional Value of all short Equity Calls, PLUS (c) the aggregate Notional Value of all Protective Puts. For the avoidance of doubt, to the extent the Equity Portfolio is invested in Master Fund Shares, this test shall be applied as if the Fund's assets and liabilities included a pro rata portion of the assets and liabilities of such Master Funds.

(H) NET FUTURES EXPOSURE AND NET SHORT CALLS. The sum of (x) the Net Short Equity Futures Position and (y) the sum of the Notional Values of all Covered Calls shall not exceed 25% of the Market Value of the Equity Securities Portfolio. For this purpose, Net Short Equity Futures Position is either (i) zero if the sum of the products of (x) Notional Value and (y) Delta for each Equity Future and Synthetic Future is a positive number, or (ii) if such sum is a negative number, the absolute value of such negative number. For the avoidance of doubt, to the extent the Equity Portfolio is invested in Master Fund Shares, this test shall be applied as if the Fund's assets and liabilities included a pro rata portion of the assets and liabilities of such Master Funds.

(I) MAXIMUM EQUITY EXPOSURE; NO LEVERAGE. The product of the Notional Value and the Delta for each Equity Investment shall not in the aggregate exceed the Fund Value. For the avoidance of doubt, to the extent the Equity Portfolio is invested in Master Fund Shares, this test shall be applied as if the Fund's assets and liabilities included a pro rata portion of the assets and liabilities of such Master Funds.

Section 3.05 ALLOCATION BETWEEN FIXED INCOME PORTFOLIO AND EQUITY PORTFOLIO. Subject to Article IV, the Fund's assets shall be allocated between a Fixed Income Portfolio and an Equity Portfolio by the Adviser. The Adviser shall monitor such allocation and shall maintain Gap Risk of not less than 22.5%. For purposes of the formulas set forth below, the following values apply at any applicable time:

FV(t) = the Fund Value as of such time(t) bf(t) = the Bond Floor as of such time(t)
Ag(t) = the Aggregate Equity Exposure as of such time(t)


(a) "GAP RISK" shall be expressed as a percentage and as of any time equals:

                  FV(t) - bf(t)
                  -------------
                       Ag(t)

    "MAXIMUM EQUITY EXPOSURE" shall be expressed as a percentage and as of any time equals:

                           FV(t) - bf(t)
                   4 4/9 x -------------
                               FV(t)

; PROVIDED that the Maximum Equity Exposure shall not exceed 100% and shall not be less than 0% of the Fund Value.

(b) "BOND FLOOR" means, as of any time of determination, an amount equal to the sum of (1) the product of (x) the Guarantee Amount and (y) the offered price (expressed as a percentage of par) of the U.S. Treasury zero coupon bonds that mature most nearly prior to the Maturity Date, and (2) the product of (x) the Expense Amount, and (y) the interpolated price (expressed as a percentage of par and as calculated using the straight line method) derived from the offered prices of the U.S. Treasury zero coupon bonds that mature most nearly prior to and following the date that is equidistant between the date of determination and the Maturity Date, rounded to the date nearer to the date of determination in the case of an odd number of calendar days; PROVIDED, HOWEVER, that after the maturity of the U.S. Treasury zero coupon bond that matures most nearly prior to the Maturity Date, the applicable percentage of par is 100%.

(c) For purposes hereof, the term "EXPENSE AMOUNT" means the sum of (i) the sum of the following products with respect to each Class of Shares outstanding (determined in each case as of the time of determination): (A) the number of Shares of such Class outstanding, (B) the Guarantee per Share for such Class of Shares, (C) 1.20% with respect to the Class A Shares, 1.95% with respect to the Class B Shares, and 1.95% with respect to the Class C Shares, and (D) the time remaining to the Maturity Date, expressed as years and fractions thereof; and
(ii) the maximum amount of fees and expenses not subject to the Expense Limitation Agreement that the Fund would owe if the Fund's assets were required to be invested in the Defeasance Portfolio at the time of determination (excluding contingent expenses, but including any other expenses that the Fund will be obligated to pay on or before the Maturity Date).


Section 3.06 REPORTS.

(a) The Adviser shall provide the Daily Gap Risk Report to the Insurer by 9:00 a.m. (New York City time) on the next Business Day. Each Daily Gap Risk Report shall reflect the Fund Value, Bond Floor, Aggregate Equity Exposure, Gap Risk and Maximum Equity Exposure of the Fund as of the close of business on the Business Day in respect of which such Daily Report is issued. The Adviser shall provide the Daily Portfolio Requirements Report to the Insurer by 2:00 p.m. (New York City time) on the next Business Day. Each Daily Portfolio Requirements Report shall reflect the assets of the Fund as of the close of business on the Business Day in respect of which such Daily Portfolio Requirements Report is issued. The Daily Portfolio Requirements Report shall provide information with respect to the Fund's compliance with all of the Portfolio Requirements, other than (i) the Portfolio Requirements contained in the Daily Gap Risk Report; (ii) sector diversification compliance required by SECTION 3.04(C) and contained in the Weekly Report; and (iii) tracking error compliance and beta compliance required by SECTION 3.04(D) and SECTION 3.04(E), respectively, so long (x) as tracking error (calculated as contemplated in SECTION 3.04(D)) is less than or equal to 5% and beta (calculated as contemplated in SECTION 3.04(E)) is between
0.8 and 1.1, in each case as reflected in the most recent Weekly Report or, if applicable, the ten most recent Daily Portfolio Requirements Reports and (y) such tracking error and beta compliance is reported in the Weekly Report.

(b) The Adviser shall provide notice to the Insurer of the failure to maintain Gap Risk of not less than 22.5% (a "NOTICE OF VIOLATION") and shall provide Notice to the Insurer of each cure of any such failure (a "NOTICE OF CURE"). Such notices shall be sent by the Adviser to the Insurer as promptly as practicable, and shall be used by the Insurer to determine whether the Adviser has complied with applicable cure periods. The Adviser shall be responsible for establishing, to the reasonable satisfaction of the Insurer, that a violation has been cured.

(c) If the Adviser is unable to calculate Gap Risk, then the Adviser shall notify the Insurer and shall not enter into trades other than Risk Reducing Trades until the Adviser is able to calculate Gap Risk. The Adviser shall notify the Insurer when the inability to calculate Gap Risk ends.

(d) The Adviser shall cause the Fund Accounting Agent and/or the Custodian to provide to the Insurer a report or reports in form satisfactory to the Insurer setting forth (i) the assets of the Fund, transaction log, and trial balance as of the close of each Business Day (such Business Day, a "TRADE DATE") either (x) two Business Days following the Trade Date, together with a list of the Fund's trades during the Business Day following the Trade Date, or (y) one Business Day following the Trade Date and (b) the price of such assets. Unless otherwise agreed, all such pricing information shall be identical to the pricing information used to calculate NAV.

(e) The Adviser shall provide the Weekly Report to the Insurer by 9:00 a.m. (New York City time) on the second Business Day following the last Business Day of each week. Each Weekly Report shall reflect the assets of the Fund as of 12:00 noon on the last Business Day of the preceding week. The Weekly Report shall provide information with respect to the Fund's compliance with the sector diversification requirements of SECTION 3.04(C) (including a classification of all of the Fund's Equity Securities by Factset, and an itemized list of each Equity Security which is not classified by Factset together with the classification of each such Equity Security by the Adviser) and, so long as tracking error (calculated as contemplated in SECTION 3.04(D)) is less than or equal to 5% and beta (calculated as contemplated in SECTION 3.04(E)) is between ..8 and 1.1, the tracking error requirements of SECTION 3.04(D) and the beta requirements of SECTION 3.04(E). If the Fund is not eligible to report such tracking error and beta on the Weekly Report, the Fund shall report such tracking error and beta as of the close of business on each Business Day on the Daily Portfolio Requirements Report until tracking error is less than or equal to 5% and beta is between 0.8 and 1.1 for ten (10) successive Business Days as indicated in the Daily Portfolio Requirements Report.

Section 3.07 CASH. For the avoidance of doubt, the parties recognize and intend that compliance with the Portfolio Requirements may require that U.S. Government Securities, Cash Equivalents and/or Cash, be present in the Equity Portfolio. U.S. Government Securities, Cash Equivalents and/or Cash present in the Equity Portfolio shall not be included in the Fixed Income Portfolio. Fixed Income Investments present in the Equity Portfolio shall not be included in the calculation of Fixed Income Weighed Average Duration set forth in SECTION 3.04(F). No Fixed Income Investment present in the Equity Portfolio shall mature later than the Maturity Date plus two years, and, within the twelve months prior to the Maturity Date, no Fixed Income Investment present in the Equity Portfolio shall mature after the Maturity Date.

Section 3.08 INTENT. The economic intent of the Portfolio Requirements is to limit the losses that the Fund would experience in the event of a sudden decline of 22.5% or more in the value of the Equity Portfolio. The Fund will not use leverage (excepting from the scope of the term "leverage," Loans for Temporary or Emergency Purposes). To the extent that the instruments which the Fund is permitted to invest in have implicit, embedded or synthetic leverage, the Portfolio Requirements are intended to prevent the Adviser and the Fund from using such implicit, embedded or synthetic leverage to materially increase the loss that the Fund would experience in the event of such a decline, compared to a fully invested portfolio that did not include such investments.

Section 3.09 ARTICLE III COMPUTATIONS. All computations under this Article III shall be made as of the close of regular trading on the NYSE on each Business Day or on the last Business Day of each week, as applicable, in accordance with the Fund's usual procedures and in compliance with the Investment Company Act. In determining the Market Value of any investment, the applicable market price per unit shall be multiplied by the number of units held by the Fund. If the Risk Model is unavailable during any period requirements based on the application thereof shall be suspended during such period.

Section 3.10 RAMP-UP PERIOD. Notwithstanding any other provision of this Agreement, SECTIONS 3.04(B) through and including 3.04(H) shall not apply until the earliest to occur of (i) the seventh Business Day following the commencement of the Guarantee Period, and (ii) the Fund invests the Equity Portfolio in one or more Master Funds. Section

3.11 MASTER FUND SHARES. (a) The Fund may invest all or a portion of the Equity Portfolio in the shares of one or more Master Funds if (i) such investment does not violate the Investment Company Act (including without limitation SECTION 12(D)(1)(G) thereof) or any other Requirement of Law applicable to the Trust, the Fund, any Master Fund, or the Adviser; (ii) the Portfolio Requirements (including the reporting information required by SECTION 3.06) are met on a look-through basis, as if the Fund's assets and liabilities were a PRO RATA portion of the assets and liabilities of such Master Funds; and (iii) the Fund shall have provided to the Insurer evidence satisfactory to the Insurer that an enforceable agreement exists between such Master Fund and the Fund pursuant to which such Master Fund has undertaken not to make a distribution in kind to the Fund, and the Shareholders of the Fund and the Insurer shall be third party beneficiaries of such agreement. It shall not constitute a violation of this
Article III if assets of any such Master Fund include Cash, U.S. Government Securities, Money Market Securities and, if they would comply with the proviso in SECTION 3.04(F), Cash Equivalents; PROVIDED, HOWEVER, that such investments shall be included in the calculation of the Equity Portfolio and shall not be included in the calculation of the Fixed Income Portfolio; and PROVIDED, FURTHER, HOWEVER, that, solely for the purposes of investment of the Equity Portfolio in a Master Fund or in Cash Equivalents that are considered part of the Equity Portfolio (i) in the definitions of "Commercial Paper" and "Repurchase Obligation" herein the minimum requirement of "A-1+" shall be reduced to "A-1" where it appears in such definitions and the minimum requirements of "Aa2" and "AA" shall be reduced to "Aa3" and "AA-", respectively in the definition of "Repurchase Obligation" herein, and (ii) the single issuer and counterparty limitations of SECTION 3.04(B) shall apply but the 10% limitation with respect to fully collateralized Repurchase Obligations shall be increased to 25% of Fund Value (as long as the criteria set forth therein for "fully-collateralized" Repurchase Obligations are complied with, including compliance with the provisions of Rule 5b-3(c)(1) under the Investment Company
Act).

(b) Up to 5% of the Equity Securities Portfolio may be invested in Equity Securities that are not denominated or traded in U.S. Dollars and/or are not listed on the NYSE, American Stock Exchange or NASDAQ National Market System ("NONCONFORMING EQUITY SECURITIES") if (i) such Nonconforming Equity Securities are common stock, preferred stock or exchange-traded funds listed on a local stock exchange; (ii) the Fund acquires such Nonconforming Equity Securities as a result of its investment in a Master Fund; and (iii) the aggregate Market Value of all Equity Securities of each single issuer of any such Nonconforming Equity Securities does not exceed 2% of the Market Value of the Equity Securities Portfolio.

(c) For the avoidance of doubt, any of the following activities by the Master Fund would constitute a breach of the Portfolio Requirements: the use of leverage in violation of SECTION 3.04(I) and/or SECTION 3.08; investment in other than U.S. Dollar-denominated investments in violation of SECTION 3.01 or
SECTION 3.11(B); investment in common shares that are not listed on the NYSE, American Stock Exchange or NASDAQ National Market System; investment in options and/or futures other than as contemplated by SECTIONS 3.03.(B), 3.03(C), 3.04(G), 3.04(H); and investment in fixed income investments that are not consistent with the requirements of SECTION 3.07 or SECTION 3.11(A). The foregoing list is not intended to be comprehensive.

                                   ARTICLE IV
                                 TRIGGER EVENTS

Section 4.01 TRIGGER EVENTS. (a) The following events shall constitute Trigger Events hereunder:

(i) Any failure to maintain Gap Risk of not less than 22.5%, unless the Adviser notifies the Insurer upon becoming aware of such failure and is using best efforts to cure such failure (to the reasonable satisfaction of the Insurer) and such failure is cured by the end of the following Business Day;

(ii) Any failure to provide a Daily Report to the Insurer within two hours following notice by the Insurer to the Adviser of the Insurer's non-receipt thereof, unless the Adviser and the Fund are using best efforts to cure such failure (as determined by the Insurer in good faith) and such failure is cured by the end of such Business Day;

(iii) Any violation of Article III that is not expressly provided for in clause (i) or (ii) above unless cured by the end of the third Business Day following the Business Day on which such violation occurred;

(iv)     Fund Value is less than or equal to 101% of the Bond Floor at any time;

(v) The Fund shall fail to pay the Premium Fee as provided in SECTION 2.04 and such failure shall continue unremedied for a period of two Business Days following notice by the Insurer to the Fund and to the Adviser;

(vi) Any representation or warranty made by the Adviser or the Trust on behalf of the Fund herein shall have been incorrect or misleading in any material respect when made;

(vii) The Adviser or the Trust on behalf of the Fund shall fail to perform any obligation under this Agreement or the Transaction Documents that is not expressly provided for in clause (i), (ii), (iii) or (v) above, which failure could reasonably be expected to have an Adverse Effect and such violation, if capable of being remedied, shall continue unremedied for a period of 30 days after notice shall have been given by the Insurer to such party requiring that such default be cured;

(viii) Either Moody's or S&P suspends or withdraws the short- or long-term rating of the Adviser or, if the Adviser is not rated, its Parent Company, or downgrades the senior unsecured rating of the Adviser or, if the Adviser is not rated, its parent company to or below Baa1 or BBB+; PROVIDED, HOWEVER, that if Moody's or S&P revises its rating categories or if a successor rating agency is designated under the following proviso, the Insurer shall determine in good faith the equivalent rating under the revised or successor system and shall notify the Adviser and the Fund of its determination; and PROVIDED, FURTHER, HOWEVER, that if Moody's or S&P ceases its rating operations, the Insurer may, by notice to the Adviser and the Fund, replace such rating agency that maintains a rating of senior unsecured debt of the Adviser or, if the Adviser is not rated, its Parent Company or elect to have only one rating agency specified herein;

(ix) The occurrence of any of the following: (i) except as otherwise permitted by SECTION 8.01 hereof, the Adviser takes any action to authorize or effect its resignation or takes or fails to take any action the effect of which is more likely than not to result in the resignation or removal of the Adviser (other than a termination resulting from a change in control of the Adviser if the Adviser or its successor are reappointed as investment adviser, such successor entity agrees to be bound by the terms of this Agreement and the other Transaction Documents to which the Adviser is a party, and the senior unsecured rating of such successor Adviser or, if the successor Adviser is not rated, its parent company is at least Baa1 and BBB+; (ii) a Regulatory Event, Litigation Event or any other event, if it is more likely than not that such event will result in the resignation or removal of the Adviser, as reasonably determined by the Insurer after consultation with the Adviser; or (iii) an Act of Insolvency occurs with respect to the Adviser;

(x) Notice of termination of the Custodian Agreement is given by the Fund or the Custodian, and the Fund is unable to engage a successor Custodian that agrees to be bound by the Direction and Undertaking Regarding Remedies not less than five (5) Business Days prior to the effective date of any such termination; or

(xi) Notice of termination of the Investment Management Agreement is given by the Fund or the Adviser (other than a termination resulting from a change in control of the Adviser if the Adviser or its successor are reappointed as investment adviser, such successor entity agrees to be bound by the terms of this Agreement and the other Transaction Documents to which the Adviser is a party, and the senior unsecured rating of such successor Adviser or, if the successor Adviser is not rated, its parent company is at least Baa1 and BBB+.

(b) If an event has occurred and is continuing, which, if not cured or waived would give rise to a Trigger Event, then, until the time when such event is cured or the cause of the potential Trigger Event is eliminated, the Adviser may only enter into Risk Reducing Trades and shall consult with the Insurer and provide to the Insurer a description of the manner in which the Adviser intends to cure such event, the Adviser's assessment of the likelihood of success, the time the Adviser expects to elapse before such event is cured, and such other information as the Insurer may request. If a Trigger Event occurs and is continuing (and all applicable cure periods have expired) then, at the election of the Insurer, the Insurer shall have the right, exerciseable at any time during such 30 calendar day period (or such shorter period during which such Trigger Event is continuing) after notice to the Insurer of the occurrence of such Trigger Event, to require that the Adviser cause the assets of the Fund to be allocated to the Defeasance Portfolio.

(c) If a Trigger Event occurs and is continuing (and all applicable cure periods have expired) then, at the election of the Insurer, the Insurer shall have the right, exerciseable at any time during such 30 calendar day period (or such shorter period during which such Trigger Event is continuing) after notice to the Insurer of the occurrence of such Trigger Event, to direct the Custodian with respect to the liquidation of the Fund's assets and the acquisition of the Defeasance Portfolio pursuant to the Direction and Undertaking Regarding Remedies. The Insurer shall notify the Adviser of the Insurer's exercise of remedies pursuant to this SECTION 4.01(C).

(d) In the event of an occurrence on any Business Day of a Trigger Event under
SECTION 4.01(A)(I) with respect to which the Adviser has failed to give the notice contemplated thereby, then, subject to the Daily Report confirming that the Gap Risk is less than 22.5%, the Insurer shall have the right, at the election of the Insurer, to direct the Custodian with respect to the liquidation of the Fund's assets and the acquisition of the Defeasance Portfolio pursuant to the Direction and Undertaking Regarding Remedies.

Section 4.02 DEFEASANCE PORTFOLIO. If the Insurer exercises remedies provided by
SECTION 4.01(C) or SECTION 4.01(D), the Insurer shall be entitled to deliver the Direction and Undertaking Regarding Remedies and to direct the Custodian with respect to the liquidation of the Fund's assets and the acquisition of Defeasance Portfolio. "DEFEASANCE PORTFOLIO" means an earmarked portfolio of investments consisting of (i) zero coupon U.S. Treasury bonds having a par amount equal to the Guarantee Amount and that mature on a date as close to the Maturity Date as practicable but in any event no later than the Maturity Date, and, following the maturity of such zero coupon U.S. Treasury bonds, Cash, (ii) a portfolio of zero coupon U.S. Treasury bonds that mature on various dates which correspond as closely as reasonably practicable to the expected payment dates of the expected fees and expenses of the Fund, and (iii) Cash. To the extent practicable, the Adviser shall manage the Defeasance Portfolio to obtain the highest available yields consistent with the requirements set forth in the definition of "Defeasance Portfolio", and such constraints as may exist due to the value of the Fund's assets at the time the Fund's assets are invested in the Defeasance Portfolio. For example, if Fund Value is less than 100% of the Bond Floor the Adviser shall invest the Defeasance Portfolio, to the extent possible, in the following order of priority: (i) the instruments in SECTION 4.02(I), (ii) the instruments in SECTION 4.02(II), and (iii) Cash. It is understood that, if Fund Value is less than 100% of the Bond Floor, the extent of the Fund's assets may limit the Fund's ability to purchase zero coupon U.S. Treasury bonds having a par amount equal to the Guarantee Amount.

                                   ARTICLE V
                             LIMITATION OF LIABILITY

Section 5.01 LIMITATION OF LIABILITY OF ADVISER. Solely if there is a breach of this Agreement arising out of the gross negligence, willful misconduct, recklessness or bad faith of the Adviser, the Insurer shall have all of the rights and remedies available to it against the Adviser at law and in equity. For the avoidance of doubt, "willful misconduct" shall not be limited to actions but shall also include failures to act. Nothing in this SECTION 5.01 shall limit the Insurer's rights and remedies with respect to a Trigger Event as expressly set forth in SECTIONS 4.01(C), 4.01(D) and 4.02.

Section 5.02 LIMITATIONS AS TO THE FUND. The Insurer shall have no claim against the Trust on behalf of the Fund hereunder for any breach hereof that did not arise out of (i) the failure of the Trust on behalf of the Fund to pay the Premium Fee in accordance with SECTION 2.04, or (ii) the gross negligence, willful misconduct, recklessness or bad faith of the Trust on behalf of the Fund. The sole remedies that the Insurer shall have against the Trust on behalf of the Fund in the event of such a breach shall be (x) to pursue a claim against the Trust on behalf of the Fund for failure to pay the Premium Fee, if the breach hereof is the Fund's failure to pay the Premium Fee in accordance with
SECTION 2.04, and (y) to exercise the Insurer's rights and remedies with respect to a Trigger Event as expressly set forth in SECTIONS 4.01(C), 4.01(D) and 4.02. In no event shall the Insurer set off against, decline to pay, or otherwise withhold amounts payable under the Policy. Nothing in this SECTION 5.02 shall be construed to limit the Insurer's rights under Article IV.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

Section 6.01 REPRESENTATIONS AND WARRANTIES OF THE ADVISER. To induce the Insurer to enter into this Agreement and to issue the Policy, the Adviser hereby represents and warrants to the Insurer as follows, on and as of the date hereof:

(a) The Adviser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have an Adverse Effect and (iv) is in compliance with all Requirements of Law except where non-compliance would not have an Adverse Effect.

(b) The Adviser has the power, authority and legal right to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Except as has been obtained or as are not material to the enforceability or validity of the Transaction Documents, no consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Adviser of the Transaction Documents to which it is a party. This Agreement has been, and each other Transaction Document to which the Adviser is a party will be, duly executed and delivered on behalf of the Adviser. This Agreement constitutes, and each other Transaction Document to which the Adviser is a party, when executed and delivered, will constitute, a legal, valid and binding obligation of the Adviser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) The execution, delivery and performance of the Transaction Documents to which the Adviser is a party will not violate any Requirement of Law or Contractual Obligation of the Adviser and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues except where such violation or Lien would not reasonably be expected to have an Adverse Effect. The Adviser is not in violation of any Contractual Obligation, except where such violation would not reasonably be expected to have an Adverse Effect.

(d) No litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or, to the Adviser's knowledge, threatened (i) asserting the invalidity or unenforceability of any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents or (iii) seeking any determination or ruling that would reasonably be expected to have an Adverse Effect.

(e) The Adviser is duly registered with the Commission as an investment adviser under the Investment Advisers Act; and there does not exist any proceeding or any facts or circumstances the existence of which could adversely affect the registration of the Adviser with the Commission; the Adviser is not prohibited by any provision of the Investment Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as an investment adviser of the Fund as contemplated hereunder.

(f) Except as specifically disclosed in writing to the Insurer, to the best of the Adviser's knowledge there has been no event, condition, action or omission since the audited consolidated financial statements of the Parent Company for the fiscal year ended December 31, 2001 which were furnished to the Insurer which would reasonably be expected to have an Adverse Effect, other than such events, conditions, actions or omissions which have been specifically disclosed in writing to the Insurer.

(g) Except as specifically disclosed in writing to the Insurer, the most recent balance sheets of the Parent Company, commencing with the fiscal year ended December 31, 2001, and the related statements of earnings of the Adviser's parent company, have been prepared in accordance with the standards of the Commissione Nazionale per le Societa e la Borsa (CONSOB) and present fairly in all material respects the financial condition of the Adviser's parent company as at the date thereof and the results of its operations for the period then ended except for omissions that would not have an Adverse Effect.

(h) To the best of the Adviser's knowledge, all factual information prepared and furnished by or on behalf of the Adviser to the Insurer (whether prepared by the Adviser or any other Person) for purposes of or in connection with this Agreement, any Transaction Document or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole does not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading.

(i) To the best of the Adviser's knowledge, no statute, rule, regulation or order has been enacted or deemed applicable by any Government Authority that would make the transactions contemplated by the Transaction Documents illegal or otherwise prevent the consummation thereof.

Section 6.02 REPRESENTATIONS AND WARRANTIES OF THE TRUST FOR ITSELF AND THE FUND. The Trust on behalf of itself and the Fund hereby represents and warrants to the Insurer as follows, on and as of the date hereof:

(a) The Trust (i) is a
statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged;
(iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have an Adverse Effect; and (iv) is in compliance with all Requirements of Law except where non-compliance would not have an Adverse Effect. The Fund has been duly established as a series of the Trust.

(b) The Trust has the power and authority, and the legal right, to execute, deliver and perform on behalf of the Fund the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Fund of the Transaction Documents to which it is a party, other than the filing under the Acts of the Registration Statement and the Prospectus and filings in accordance with Blue Sky laws. The Transaction Documents to which the Fund is a party have been duly executed and delivered on behalf of the Fund and each such agreement constitutes a legal, valid and binding obligation of the Trust on behalf of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) The execution, delivery and performance by the Trust on behalf of the Fund of the Transaction Documents to which it is a party will not violate any Requirement of Law or Contractual Obligation of the Fund and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues except where such violation or Lien would not have an Adverse Effect.

(d) No litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or, to the Fund's knowledge, threatened by or against the Fund or against any of its properties or revenues (i) asserting the invalidity or unenforceability of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents to which it is a party or (iii) seeking any determination or ruling that could reasonably be expected to have an Adverse Effect.

(e) The Fund has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder except where non-compliance would not have an Adverse Effect.

(f) The Trust is duly registered with the Commission as an open-end, management investment company under the Investment Company Act. The Fund is a "diversified" fund within the meaning of the Investment Company Act.

(g) To the best of the Trust's knowledge, all factual information prepared and furnished by or on behalf of the Fund to the Insurer (whether prepared by the Fund or any other Person) for purposes of or in connection with this Agreement, any Transaction Document or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole does not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading.

Section 6.03 REPRESENTATIONS AND WARRANTIES OF THE INSURER. The Insurer hereby represents and warrants to the Adviser and the Fund as follows, on and as of the date hereof:

(a) The Insurer is a stock insurance company duly incorporated and validly existing under the laws of Wisconsin.

(b) The Insurer has the corporate power and authority to execute and deliver this Agreement, the Indemnification Agreement and the Policy and to perform all of its obligations hereunder and thereunder.

(c) The execution, delivery and performance by the Insurer of this Agreement, the Indemnification Agreement, and the Policy have been duly and validly authorized by all necessary corporate action and proceedings, and any licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Agreement, the Indemnification Agreement and the Policy have been obtained and any actions or proceedings not taken or any consents, approvals or filings not obtained or made are not material to the enforceability against the Insurer of this Agreement, the Indemnification Agreement or the Policy (assuming that the conditions precedent to the issuance of the Policy set forth herein are satisfied).

(d) Each of this Agreement and the Indemnification Agreement has been duly executed and delivered by the Insurer and constitutes the legal, valid and binding obligation of the Insurer, enforceable against the Insurer in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)). When the Policy is executed and delivered by the Insurer in accordance with this Agreement, the Policy will constitute the legal, valid and binding obligation of the Insurer, enforceable against the Insurer in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(e) There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against the Insurer at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which could reasonably be expected to adversely affect the enforceability of this Agreement, the Indemnification Agreement or the Policy.

                                  ARTICLE VII
                                    COVENANTS

Section 7.01 COVENANTS OF THE ADVISER. The Adviser hereby covenants and agrees that through the Maturity Date or the earlier termination of this Agreement pursuant to SECTION 11.01:

(a) The Adviser shall not amend, supplement, modify, terminate or agree to any waiver with respect to any of the Transaction Documents (other than the Prospectus), without the prior written consent of the Insurer, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that a termination of the Investment Management Agreement resulting from a change in control of the Adviser shall require prior written notice to the Insurer but shall not require the prior written consent of the Insurer if the Adviser or its successor are reappointed as investment adviser, such successor entity agrees to be bound by the terms of this Agreement and the other Transaction Documents to which the Adviser is a party, and the senior unsecured rating of such successor Adviser or, if the successor Adviser is not rated, its parent company is a least Baa1 and BBB+;

(b) Other than (i) in connection with the reinvestment of dividends or other distributions; and (ii) as contemplated in SECTION 2.02(B), the Adviser shall not allow the offering or sale of the shares of the Fund after the Offering Period;

(c) The Adviser shall notify the Insurer promptly (i) of any request or proposed request by the Commission for an amendment to the Registration Statement with respect to any Class of Shares of the Fund or a supplement to the Prospectus with respect to any Class of Shares of the Fund, or (ii) of the issuance by the Commission of any stop-order suspending the effectiveness of the Registration Statement with respect to any Class of Shares of the Fund or the initiation or threat of any such stop-order proceeding;

(d) The Adviser shall provide to the Insurer such additional information with respect to the Fund as the Insurer may from time to time reasonably request;

(e) Prior to or simultaneously upon filing with the Commission any amendment to the Registration Statement with respect to any Class of Shares of the Fund or supplement to the Prospectus with respect to any Class of Shares of the Fund, the Adviser shall furnish a copy thereof to the Insurer; PROVIDED, HOWEVER, that the Adviser shall obtain the prior written consent of the Insurer before filing any such amendment or supplement that affects the Insurer, which consent shall not be unreasonably withheld or delayed;

(f) The Adviser shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and shall provide the Insurer with written notice promptly upon becoming aware of any material breach by it of the provisions of any such agreements;

(g) The Adviser shall provide to the Insurer copies of (i) the audited annual consolidated financial statements of the Parent Company within 120 calendar days following the end of each fiscal year, and (ii) the unaudited quarterly consolidated financial statements of the Parent Company within 90 calendar days following the end of each fiscal quarter; PROVIDED that such annual and quarterly financial statements may be provided by sending an email to the persons listed on SCHEDULE 3, Table A, that includes either a link to, or an attachment containing, such financial statements;

(h) The Adviser shall comply in all material respects with the terms and provisions of all applicable laws, including the Acts and the Investment Advisers Act, with respect to the Fund, except where the failure to comply does not have an Adverse Effect, and the Adviser shall obtain and maintain all licenses, permits, charters and registrations which are necessary to the conduct of its business or where the failure to obtain and maintain the same would reasonably be expected to have an Adverse Effect;

(i) The Adviser shall promptly inform the Insurer in writing of the occurrence of any of the following events of which it has knowledge: any Litigation Event, Regulatory Change, Regulatory Event or other event that would reasonably be expected to have an Adverse Effect;

(j) The Adviser shall promptly and fully perform all of its obligations (i) under each Transaction Document to which it is a party, and (ii) under each other agreement, instrument or contract by which it is bound, except to the extent that such nonperformance would not reasonably be expected to have an Adverse Effect. The Adviser shall take all action necessary to preserve its existence and ensure that the Transaction Documents remain in full force and effect;

(k) The Adviser shall keep or cause to be kept in reasonable detail books and records of account of its business in relation to the Fund, including without limitation electronic information with respect thereto, in form and detail customary in the industry and sufficient to satisfy the Investment Advisers Act and to satisfy the Adviser's obligation to provide to the Insurer the information referred to herein;

(l) The Adviser shall not include any material relating to the Insurer or describing the terms of the Policy or this Agreement in any marketing materials used by or on behalf of the Adviser or the Fund unless such material has been approved in writing by the Insurer prior to its inclusion in such marketing materials, such approval not to be unreasonably withheld or delayed; and

(m) The Adviser shall inform the Insurer as promptly as practicable of (i) any inquiry or request for information with respect to the Fund by the Commission, and (ii) any disclosure of information regarding the specific investments of the Fund or other information relating to the Fund that is made at the request of Governmental Authority or is required to be disclosed as a result of any governmental investigation or inquiry.

Section 7.02 COVENANTS OF THE FUND. The Trust on behalf of the Fund hereby covenants and agrees that through the Maturity Date or the earlier termination of this Agreement pursuant to SECTION 11.01:

(a) Within 90 calendar days of the end of the Fund's fiscal year, it shall provide to the Insurer the financial statements for the Fund with respect to such fiscal year, audited by independent public accountants;

(b) During the Guarantee Period, other than the redemption of Shares by a Shareholder, the reinvestment of dividends or other distributions, or as contemplated by SECTION 2.02(B), the Fund shall not change the number of outstanding shares of the Fund;

(c) The Fund shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and shall provide the Insurer with written notice promptly upon becoming aware of any material breach by it of the provisions of any such agreements;

(d) The Fund shall not amend, supplement or otherwise modify, or agree to any waiver with respect to any of the Transaction Documents (other than the Prospectus) without the prior written consent of the Insurer, which consent shall not be unreasonably withheld or delayed;

(e) The Fund shall not change in any material respect the manner in which the assets of the Fund are allocated to any Class of Shares of the Fund without the prior written consent of the Insurer, which consent shall not be unreasonably withheld or delayed;

(f) Prior to taking any action to terminate the Custodian, the Fund shall notify the Insurer and, in the event that the Custodian notifies the Fund that the Custodian intends to terminate the Custodian Agreement with respect to the Fund, the Fund shall notify the Insurer and engage a successor Custodian; PROVIDED, HOWEVER, that the Fund shall not engage as successor Custodian any Custodian who does not agree to be bound by the Direction and Undertaking Regarding Remedies;

(g) The Fund shall comply in all material respects with the terms and provisions of the Acts with respect to the Fund except where the failure so to comply would not have an Adverse Effect and would not have a material adverse effect upon the Insurer; and

(h) The Fund shall provide to the Insurer such additional information with respect to the Fund as the Insurer may from time to time reasonably request.

(i) The Fund shall not change the manner in which NAV is calculated during the Guarantee Period unless required to do so by applicable law. If the Fund changes the manner in which NAV is calculated during the Guarantee Period, the Fund shall notify the Insurer and negotiate in good faith to modify the calculation of any other amounts determined tin relation to NAV, including without limitation, Guarantee Amount and Guarantee per Share to the extent reasonably necessary to preserve, but not increase, the Insurer's intended obligations hereunder.

Section 7.03 COVENANT OF THE INSURER. The Insurer hereby covenants and agrees that through the Maturity Date or the earlier termination of this Agreement pursuant to SECTION 11.01:

(a) The Insurer shall provide a brief description of the Insurer to the Fund for inclusion in the Registration Statement and subsequent updates and amendments thereof during the Guarantee Period. The Insurer shall permit the Fund to incorporate by reference in the Registration Statement (and subsequent updates and amendments thereof during the Guarantee Period) the financial statements of the Insurer and information related thereto included in the periodic reports of Ambac Financial Group, Inc. under the Securities Exchange Act of 1934. The Insurer shall make reasonable efforts to obtain the consent of the Insurer's auditor to such incorporation by reference of the Insurer's financials in the Registration Statement and subsequent updates and amendments thereof during the Guarantee Period.

                                  ARTICLE VIII
                               FURTHER AGREEMENTS

Section 8.01 REINSURANCE AND ASSIGNMENTS. The Insurer shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy, PROVIDED that the Insurer agrees that any such disposition will not alter or affect in any way whatsoever the Insurer's direct obligations hereunder and under the Policy. The Adviser shall have the right to assign its rights and obligations under this Agreement to an affiliate of the Adviser, PROVIDED that there would be no change of control (meaning an event or events that would constitute an "assignment" under or for purposes of the Investment Company Act or Investment Advisers Act) as a result of such assignment, the assignee assumes all of the Adviser's obligations hereunder, and the Adviser gives not less than thirty (30) Business Days prior written notice of such assignment to the Insurer. Except as expressly provided above in this SECTION 8.01, none of the Insurer, the Adviser or the Fund may assign its obligations under this Agreement without the prior written consent of the other parties to the Agreement.

Section 8.02 FUND LIABILITY. Any other provision to the contrary notwithstanding, any liability of the Trust under this Agreement or in connection with the transactions contemplated herein shall be discharged only out of the assets of the Fund. This Agreement has been and any other agreement or instrument executed and delivered in connection herewith shall have been, executed by an officer of the Trust acting under the Declaration of Trust, and the obligations of the Trust under this Agreement or any other such agreement or instrument are not binding upon any of the Trustees, officers or Shareholders personally.

Section 8.03 LIABILITY OF THE INSURER. The Adviser and the Fund agree that neither the Insurer, nor any of its officers, trustees/directors or employees shall be liable or responsible for (a) the use which may be made of the Policy by any Person or for any acts or omissions of another Person in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of any documents delivered to the Insurer, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

                                   ARTICLE IX
                                 CONFIDENTIALITY

Section 9.01 CONFIDENTIALITY. Subject to SECTION 9.02, the Insurer agrees not to disclose or use for any purpose other than the administration of this Agreement, the exercise of its rights hereunder or legitimate corporate purposes relating to this Agreement (including any corporate purposes relating to the characterization or treatment of the rights and obligations hereunder for accounting, insurance, rating agency or other similar purposes) (x) any information regarding the specific investments of the Fund or the Master Funds whether provided to the Insurer by the Adviser, the Trust, the Custodian or the Fund Accounting Agent ("TRADING INFORMATION") or (y) other information (including without limitation proprietary information as to systems, software and trading methods) ("OTHER INFORMATION" and, together with Trading Information, "FUND INFORMATION") provided by the Adviser or the Trust to the Insurer hereunder unless (i) such information was or becomes generally available to the public other than as a result of the Insurer's breach of this Article IX; or (ii) such information is required to be disclosed pursuant to applicable law or in connection with any legal proceedings.

Section 9.02 TRADING INFORMATION AND OTHER INFORMATION.

(a) Notwithstanding SECTION 9.01, the Insurer may disclose Fund Information in connection with the Insurer's hedging and reinsurance arrangements to recipients ("PERMITTED RECIPIENTS") if such Permitted Recipients represent and warrant to the Insurer that such Permitted Recipients will treat such information as confidential information. The Adviser and the Fund agree that the Insurer and any Permitted Recipient will satisfy their obligation to treat such information as confidential information by (i) restricting access to such information to the investment officers and compliance officers who require access to such information for monitoring, hedging, administration and compliance purposes,
(ii) obtaining the agreement of such investment officers and compliance officers to keep such information confidential on the terms of SECTION 9.01, and (iii) complying with the other requirements of an appropriate institutional compliance procedure in form and detail customary in the industry with respect to the investment activities of such investment officers and compliance officers which procedure is reasonably designed to achieve compliance with applicable law.

(b) Notwithstanding SECTION 9.01, the Insurer may disclose Other Information to those of its officers, employees, directors, representatives, agents, outside counsel, and independent auditors who need access to such information in connection with administration of the Agreement, the exercise of the Insurer's rights hereunder, or legitimate corporate purposes so long as such persons agree to keep such information confidential on the terms contained in SECTION 9.01.

(c) The Fund and the Adviser acknowledge and agree that the Insurer may disclose Trading Information and Other Information to Citibank, N.A. ("CITIBANK") in connection with the Insurer's hedging and reinsurance arrangements, and that Citibank may disclose such information to affiliates of Citibank in connection with Citibank's hedging and reinsurance arrangements; PROVIDED that Citibank and its affiliates treat such information as confidential information as contemplated in SECTION 9.02(A).

Section 9.03 COPIES OF FUND INFORMATION. Upon the request of the Fund or the Adviser given following the Termination Date, (i) the Insurer shall return or destroy Trading Information that is not yet publicly available and any Other Information which, when delivered to the Insurer, was labeled as confidential and required to be returned or destroyed upon request, and (ii) the Insurer shall use reasonable efforts to cause any Permitted Recipients to return or destroy such Trading Information and Other Information upon request; PROVIDED, HOWEVER, that any Fund Information retained by the Insurer and any Permitted Recipients is subject to the confidentiality terms of this Agreement. Section

9.04 INDEPENDENT VERIFIER. This Article IX shall not apply to the Independent Verifier. The confidentiality arrangements among the Adviser, the Trust and the Independent Verifier shall be set forth in the Independent Verifier Agreement.

                                   ARTICLE X
                            THE INDEPENDENT VERIFIER

Section 10.01 RETENTION OF INDEPENDENT VERIFIER. The Trust shall, no later than the Inception Date, retain, at the Trust's expense, an accounting firm of nationally-recognized standing, as Independent Verifier. If the Independent Verifier selected in accordance with this SECTION 10.01 fails to perform its duties to the Insurer's reasonable satisfaction, then, upon the Insurer's request, the Trust shall select another accounting firm of nationally-recognized standing to act as Independent Verifier and provide the Independent Verification Report.

Section 10.02 RESPONSIBILITIES OF INDEPENDENT VERIFIER. The Independent Verifier shall, on a periodic basis perform such procedures with respect to the information provided to the Insurer pursuant to Article III as the Insurer and the Adviser shall agree prior to the Inception Date and report its finding to the Insurer (the "INDEPENDENT VERIFICATION Report").

Section 10.03 ADVISER COOPERATION. The Adviser shall cooperate fully with the Independent Verifier to facilitate the fulfillment of the Independent Verifier's responsibilities.

                                   ARTICLE XI
                                   TERMINATION

Section 11.01 TERMINATION. (a) Subject to paragraph (b) below, this Agreement shall terminate (i) on the Maturity Date if no amounts are payable under the Policy, or (ii) thereafter, upon payment by the Insurer of all amounts due under the Policy to the Designated Account.

(b) This Agreement may be terminated by the Trust by written notice to the Insurer at any time (i) prior to the Inception Date, if the Board has determined to liquidate the Fund, (ii) upon the occurrence of an Act of Insolvency with respect to the Insurer, or (iii) if the rating of the Insurer's financial strength and claims paying ability is suspended, withdrawn or downgraded to or below A1 by Moody's or A+ by S&P. If the Trust so terminates this Agreement, the Trust shall notify the Fund's shareholders of such termination and such notice shall state that the Trust has released the Insurer from all liability under the Policy. The Trust shall provide a copy of such notice to the Insurer. From and after such termination, the Fund shall have no obligation to pay the Premium Fee (except as to amounts thereof accrued on a daily interpolated basis prior to such termination), and the Insurer shall have no liability under the Policy.

                                  ARTICLE XII
                                  MISCELLANEOUS

Section 12.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless in writing and signed by all of the parties hereto; PROVIDED that any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

Section 12.02 NOTICES. (a) Except to the extent otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if, sent by mail, certified or registered, return receipt requested) or facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission, upon verbal telephone confirmation of receipt, addressed as follows:

                  If to the Adviser:

                  Pioneer Investment Management, Inc.
                  60 State Street
                  Boston, Massachusetts 02109
                  Attention:  General Counsel
                  Telephone:  (617) 422-4980
                  Facsimile:   (617) 422-4223

                  with a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts 02109
                  Attention:  David Phelan
                  Telephone:  (617) 526-6372
                  Facsimile:   (617) 526-5000

                  If to the Fund:

                  Pioneer Protected Principal Plus Fund II
                  c/o Pioneer Investment Management, Inc.
                  60 State Street
                  Boston, Massachusetts 02109
                  Attention:  General Counsel
                  Telephone:  (617) 422-4980
                  Facsimile:  (617) 422-4223

                  with copies to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts 02109
                  Attention:  David Phelan
                  Telephone:  (617) 526-6372
                  Facsimile:   (617) 526-5000

                  If to the Insurer:

                  Ambac Assurance Corporation
                  One State Street Plaza
                  New York, New York 10004
                  Attention:  Managing Director,
                  Structured Finance and Credit Derivatives
                  Telephone:  (212) 208-3301
                  Facsimile:  (212) 208-3113

or such other address and/or addresses (and with copies to such persons) as shall be specified in writing by any such party to the others.

(b) Notices permitted or required to be given pursuant to SECTION 3.06 and
SECTION 4.01 hereof shall be given as set forth in SCHEDULE 3 hereto.

Section 12.03 NO WAIVER, REMEDIES AND SEVERABILITY. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Except to the extent provided in SECTION 5.01 and SECTION 5.02, the remedies herein provided are cumulative and not exclusive of any remedies provided by law. The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereunder is unavailable or unenforceable shall not affect in any way the ability of a party to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

Section 12.04 PAYMENTS. All payments to the Insurer hereunder shall be made in lawful currency of the United States in immediately available funds and shall be made prior to 2:00 p.m. (New York City time) on the date such payment is due by wire transfer to the account designated by the Insurer by notice to the Fund and the Adviser.

                  Whenever any payment under this Agreement shall be stated to be due on a calendar day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment.

Section 12.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including
Section 5-1401 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules).

Section 12.06 SUBMISSION TO JURISDICTION, WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO (I) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT;
(III) WAIVES, TO THE FULLEST EXTENT THAT IT MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.

Section 12.07 COUNTERPARTS. This Agreement may be executed in counterparts of the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. Section

12.08 PARAGRAPH HEADINGS. The headings of paragraphs contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

Section 12.09 SURVIVAL. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the Policy, and the Termination Date.

Section 12.10 RELIANCE ON INFORMATION. In making a determination as to whether a Trigger Event has occurred, the Insurer shall be entitled to rely on reports published or broadcast by media sources believed by the Insurer to be generally reliable and on information provided to the Insurer by any other source believed by the Insurer to be generally reliable, PROVIDED that the Insurer reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information.

Section 12.11 TIME OF THE ESSENCE. Time is of the essence under this Agreement.

Section 12.12 NO THIRD-PARTY RIGHTS. (a) Subject to SECTION 12.12(B), nothing in this Agreement, express or implied, shall or is intended to confer any rights upon any Person (including, without limitation, any Shareholder) other than the parties hereto or their respective successors or assigns;

(b) The Master Funds are intended third-party beneficiaries of Article IX to the extent that non-public information regarding the specific investments of the Master Funds is provided to the Insurer, any Permitted Recipient and/or Citibank and its affiliates in connection with this Agreement.

Section 12.13 FURTHER ASSURANCES. The parties hereto shall, upon the request of the Insurer or the Adviser, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following such request, such amendments or supplements hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents.

Section 12.14 CONCERNING KNOWLEDGE. When used herein, a reference to the "knowledge" of the Adviser or the Fund means the actual knowledge of a Senior Officer of such Person of the matter in question, and not just the facts giving rise to the matter. For purposes hereof, the term Senior Officer means (i) in the case of the Adviser, an officer who is a Director or occupies a more senior position, and (ii) in the case of the Fund, the President, any Vice-President, the Treasurer or the Secretary of the Fund.

Section 12.15 NO ADDITIONAL TRUST CREATED. Nothing herein or in the Policy shall be deemed to create a trust other than that created by the Declaration of Trust in respect of the Fund.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                   AMBAC Assurance Corporation, as Insurer


                                   By:/s/ Warren Tong
                                      Name: Warren Tong
                                      Title: First Vice President

                                   PIONEER INVESTMENT MANAGEMENT, INC.,
                                   as Adviser


                                   By:/s/ Daniel T. Geraci
                                      Name:  Daniel T. Geraci
                                      Title:  President

                                   PIONEER PROTECTED PRINCIPAL TRUST, on
                                   behalf of its series

                                   Pioneer Protected Principal Plus Fund II


                                   By:/s/ Daniel T. Geraci
                                      Name:  Daniel T. Geraci
                                      Title:  Executive Vice President

                                                                       EXHIBIT A

                                                     Ambac Assurance Corporation
                                                          One State Street Plaza
                                                        New York, New York 10004
                                                       Telephone:   212-208-3283
                                                       Facsimile:   212-208-3566
                                                         Attn:   General Counsel

                       FINANCIAL GUARANTY INSURANCE POLICY


Policy Number:                      [_________]

Insured Amount:                     The Guarantee Amount on the Maturity Date.

Insured Obligation: The Payment Undertaking Agreement, dated as of [______, 2003] by Pioneer Protected Principal Plus Fund II (the "FUND"), a series of Pioneer Protected Principal Trust (the "TRUST"), in favor of the holders of Class A, Class B and Class C Shares (the "SHAREHOLDERS") of the Fund.

Beneficiary:                        The Trust, on behalf of the Fund, for the
                                    benefit of the Shareholders.


Ambac Assurance Corporation ("AMBAC"), a Wisconsin stock insurance company, in consideration of the payment of the Premium and subject to the terms of this financial guarantee insurance policy (the "POLICY"), hereby agrees unconditionally and irrevocably to pay to the Beneficiary, by deposit to the Designated Account, that portion of the Insured Amount which shall become Due for Payment but shall be unpaid by reason of Nonpayment, up to the Maximum Amount.

Ambac will make any such payments which are due under this Policy to the Beneficiary no later than the close of business on the second Business Day following Receipt by Ambac of a valid Notice of Claim. Payments due under this Policy will be satisfied by payment by Ambac to the account specified in the relevant Notice of Claim. Payment to such account shall discharge the obligations of Ambac under this Policy to the extent of such payment. Once payment of the Insured Amount has been made in the manner referred to above, Ambac shall have no further obligation under this Policy.

This Policy is not cancelable by Ambac for any reason, including the failure of Ambac to receive payment of any Premium due in respect of this Policy. This Policy does not insure against any risk other than Nonpayment.

This Policy shall terminate (i) on the fifth Business Day following the Maturity Date if Ambac shall not have received a valid Notice of Claim, (ii) upon payment by Ambac of the Insured Amount to the Designated Account if Ambac receives a valid Notice of Claim within five Business Days following the Maturity Date, or
(iii) on the date the Trust terminates this Policy by notice to Ambac pursuant to the Financial Guarantee Agreement.

The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Any capitalized terms not defined herein shall have the meaning given to such terms in APPENDIX A hereto.

This Policy shall be governed by the laws of the state of New York, including all matters of construction, validity and performance (including Section 5-1401 of the New York General Obligations Law but excluding all other choice-of-law and conflicts-of-law rules).

There shall be no accelerated payment due under the Policy unless such acceleration is at the sole option of Ambac.

In witness whereof, Ambac has caused this Policy to be duly executed on its behalf by a duly authorized officer of Ambac.



--------------------------------
Authorized Officer
Dated:___Effective Date:  [______], 2003

                                                                      APPENDIX A

                                   DEFINITIONS

                  "ADVISER" means Pioneer Investment Management, Inc., as Adviser to the Fund.

                  "BUSINESS DAY" means any calendar day other than a calendar day on which banks located in the City of New York, New York are required or authorized by law to close or on which the NYSE is closed for business.

                  "CLASS OF SHARES" means each class of shares of beneficial interest of the Fund designated pursuant to the Trust's Amended and Restated Declaration of Trust dated as of October 2, 2001 as amended and in effect from time to time.

                  "COVERED EXPENSES" means, for any Class of Shares, the annual ordinary fund operating expenses reflected in the Prospectus relating to such Class of Shares that are covered and limited by the Expense Limitation Agreement, dated as of February ___, 2003, between the Trust and the Adviser, as it may be amended from time to time in accordance with the terms thereof. "Covered Expenses" shall not include Investment-Related Costs or extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of the Fund's business.

                  "CUSTODIAN" means Brown Brothers Harriman & Co., as Custodian pursuant to the Custodian Agreement, or any successor to Brown Brothers Harriman & Co. in such capacity.

                  "CUSTODIAN AGREEMENT" means the Custodian Contract dated as of July 1, 2001 between the Trust and the Custodian, as amended from time to time.

                  "DESIGNATED ACCOUNT" means the demand deposit account maintained with the Custodian by the Trust on behalf of the Fund.

                  "DISTRIBUTION PER SHARE" means, with respect to any Class of Shares, an amount equal to the quotient of the amount of any distribution or payment by the Fund in respect of, or allocated to, such Class of Shares that is not a Covered Expense or an Investment-Related Cost, and shall include, without limitation, any distribution of income, dividends, capital gains or principal to the Shareholders of such Class of Shares and any payment of Income Taxes allocated to such Class of Shares, divided by the number of shares of such Class of Shares outstanding on the date of such distribution or payment. For the avoidance of doubt, payments of expenses that are not Covered Expenses or Investment-Related Costs, specifically including Income Taxes and extraordinary expenses, are treated as Distributions Per Share for purposes of determining the Guarantee per Share, but such payments cannot be reinvested and no Shares shall be issued in respect of such payments.

                  "DUE FOR PAYMENT" means, in relation to the Insured Obligation, the occurrence of the Maturity Date.

                  "FINANCIAL GUARANTEE AGREEMENT" means the Financial Guarantee Agreement, dated as of February ___, 2003, among the Adviser, the Trust and Ambac, as it may be amended from time to time in accordance with the terms thereof.

                  "GUARANTEE AMOUNT" means, as of any date, the sum of (i) the product of (A) the Guarantee per Share applicable to the Class A Shares as of such date and (B) the number of Class A Shares outstanding as of such date; (ii) the product of (A) the Guarantee per Share applicable to the Class B Shares as of such date and (B) the number of Class B Shares outstanding as of such date; and (iii) the product of (A) the Guarantee per Share applicable to the Class C Shares as of such date and (B) the number of Class C Shares outstanding as of such date.

                  "GUARANTEE PER SHARE" means, with respect to any Class of Shares, (i) the sum of (a) the NAV for such Class of Shares at the close of business on the Transition Date and (b) the product of the NAV for such Class of Shares at the close of business on the Transition Date and the Return Multiplier for such Class of Shares and (ii) thereafter on any Business Day, the Guarantee per Share for such Class of Shares on the immediately preceding Business Day divided by the sum of one plus the quotient of (A) the amount of any Distribution Per Share with respect to such Class of Shares effective since the immediately preceding Business Day divided by (B) the NAV for such Class of Shares at the close of business on the Business Day such Distribution Per Share was effective.

                  "GUARANTEE PERIOD" means the period commencing on and including the Inception Date to and including the Maturity Date.

                  "INCEPTION DATE" means the date hereof.

                  "INCOME TAXES" means U.S. income or excise taxes that are calculated on the net income or undistributed net income of the Fund.

                  "INVESTMENT-RELATED COSTS" means interest, taxes (other than Income Taxes), brokerage commissions, transaction fees and other investment-related costs.

                  "MATURITY DATE" means May 5, 2010, but if that date is not a Business Day, the Maturity Date shall be the first Business Day thereafter.

                  "MAXIMUM AMOUNT" means, as of the Maturity Date, the excess of
(a) the Guarantee Amount on the Maturity Date, over (b) the sum of (i) the product of (A) the NAV for the Class A Shares as of the Maturity Date and (B) the number of Class A Shares outstanding on such date; PLUS (ii) the product of
(A) the NAV for the Class B Shares as of the Maturity Date and (B) the number of Class B Shares outstanding on such date; PLUS (iii) the product of (A) the NAV for the Class C Shares as of the Maturity Date and (B) the number of Class C Shares outstanding on such date.

                  "NAV" means, with respect to any Class of Shares of the Fund, on any date, the net asset value per share of such Class of Shares established by the Fund for such date in the manner required by the Investment Company Act.

                  "NONPAYMENT" means the failure of the Fund to pay to the Designated Account an amount such that the amount in clause (b) of the definition of Maximum Amount is at least equal to the Guarantee Amount to which Shareholders are entitled on the Maturity Date if the Shareholders redeem on such date.

                  "NOTICE OF CLAIM" means a Notice of Claim and Certificate in the form attached as APPENDIX B to this Policy, duly executed by the Beneficiary.

                  "NYSE" means The New York Stock Exchange.

                  "PROSPECTUS" means for any Class of Shares, the prospectus and statement of additional information pursuant to which the shares of such Class of Shares were offered for sale, as the same may be updated and in effect from time to time in accordance with the Financial Guarantee Agreement.

                  "PREMIUM" means the premium payable in consideration for the issuance of this Policy.

                  "RECEIPT" means actual delivery of an original to Ambac at the office indicated on the first page of this Policy or at the new address provided as contemplated below, Attn: General Counsel, on a Business Day. Delivery on a calendar day that is not a Business Day or after 5:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. Delivery by facsimile shall not be complete until orally confirmed at the appropriate telephone number set forth above. If Ambac's offices are relocated subsequent to the date hereof while the Policy is in effect, Ambac shall notify the Fund and the Beneficiary of Ambac's new address and telephone and facsimile numbers.

                  "RETURN MULTIPLIER" means, (i) in the case of Class A Shares, the minimum return on Class A Shares during the Guarantee Period, which shall be 14%; (ii) in the case of Class B Shares, the minimum return on Class B Shares during the Guarantee Period, which shall be 8.75%; and (iii) in the case of Class C Shares, the minimum return on Class C Shares during the Guarantee Period, which shall be 8.75%.

                  "TRANSITION DATE" means the Business Day prior to the Inception Date.

                                                                      APPENDIX B

                         NOTICE OF CLAIM AND CERTIFICATE

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Telephone:        212-208-3283
Facsimile:        212-208-3566
Attention:        General Counsel

                  The undersigned hereby certifies to Ambac Assurance Corporation ("AMBAC"), with reference to financial guaranty insurance policy No. [_________] dated [_____], 2002 (the "POLICY") issued by Ambac in respect of the shares of Pioneer Protected Principal Trust, Series Pioneer Protected Principal Plus Fund II (the "FUND"), that:

(i) The undersigned, for the benefit of holders of Class A, Class B and Class C Shares (the "SHAREHOLDERS") of the Fund, is the Beneficiary of the Policy.

(ii) There has not heretofore been a demand for the Insured Amount under the Policy.

(iii) The Beneficiary, for the benefit of the Shareholders, is making a claim under the Policy for the Insured Amount, in an amount not more than the Maximum Amount.

(iv) The Beneficiary, on behalf of the Shareholders, demands payment of $_________, and directs that payment under the Policy be deposited to the Designated Account by bank wire transfer of federal or other immediately available funds two (2) Business Day after receipt by Ambac of this Notice of Claim in accordance with the terms of the Policy. The account number of the Designated Account is [___________].

                  By executing this Notice of Claim, the undersigned hereby confirms and agrees that, subject to and concurrently with the payment by Ambac of amounts then due under the Policy, Ambac shall, without necessity of further act, be subrogated, to the extent of such payment to all rights of the Fund under the Transaction Documents. In furtherance of the foregoing, the undersigned hereby assigns to Ambac all rights of the Fund under the Transaction Documents. The undersigned shall, and shall cause the Fund to, cooperate in Ambac's exercise of such subrogated and assigned rights.

                  Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the respective meanings provided in the Policy.

                  ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

                  IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Notice of Claim and Certificate this [ ] day of [ ], [ ].

                                      PIONEER PROTECTED PRINCIPAL TRUST,
                                      on behalf of its series

                                      Pioneer Protected Principal Plus Fund II


                                      By:_______________________________________
                                         Name:
                                         Title:





CC:  Brown Brothers Harriman & Co., as Custodian
     40 Water Street
     Boston, Massachusetts 02109
     Attn: [__________]


                                                                       EXHIBIT B


                        Pioneer Protected Principal Trust
                     C/o Pioneer Investment Management, Inc.
                                 60 State Street
                           Boston, Massachusetts 02109




                                                           February [___], 2003

Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109
Attention:  [_________________]
Re:______PIONEER PROTECTED PRINCIPAL PLUS FUND II

Ladies and Gentlemen:

                  Pursuant to the terms of the Custodian Contract, dated as of July 1, 2001, as amended from time to time (the "Contract"), between Pioneer Protected Principal Plus Fund II (the "FUND") and Brown Brothers Harriman & Co. (the "CUSTODIAN"), the undersigned Pioneer Protected Principal Trust (the "TRUST") on behalf of the Fund hereby authorizes and directs the Custodian to follow and act upon any instructions delivered from time to time to the Custodian by Ambac Assurance Corporation ("AMBAC") with respect to the liquidation of the assets of the Fund and the investment of the Fund's assets in the Defeasance Portfolio (as defined below) (each, an "AMBAC INSTRUCTION")

                  Each Ambac Instruction shall be deemed to constitute proper "Instructions" pursuant to Section 4 of the Contract. Further, this letter itself constitutes a proper "Instruction" pursuant to Section 4 of the Contract and shall be a standing Instruction, effective as of the date of this letter and until the Trust and Ambac jointly instruct the Custodian otherwise in writing. The persons listed on Appendix A shall be "AUTHORIZED PERSONS" pursuant to
Section 4 of the Contract with authority to issue an Ambac Instruction.

                  "DEFEASANCE PORTFOLIO" means an earmarked portfolio of investments consisting of (i) zero coupon U.S. Treasury bonds having a par amount equal to the Guarantee Amount (as defined in the Financial Guarantee Agreement, dated as of February ___, 2003, among Pioneer Investment Management, Inc., the Trust on behalf of the Fund, and Ambac, as amended from time to time (the "AGREEMENT")) and that mature on a date as close to the Maturity Date (as defined in the Agreement) as practicable but in any event no later than the Maturity Date, and, following the maturity of such zero coupon U.S. Treasury bonds, cash, (ii) a portfolio of zero coupon U.S. Treasury bonds that mature on various dates which correspond as closely as reasonably practicable to the expected payment dates of the expected fees and expenses of the Fund, and (iii) cash.

                  In the event that the Custodian receives any Ambac Instruction which, in the reasonable belief of the Custodian, conflicts in any way (in whole or in part) with any other outstanding instruction to the Custodian regarding the Fund's assets issued by the Trust, any investment advisor to the Trust or the Fund or any other party (each, an "OTHER INSTRUCTION"), the Custodian shall be entitled to rely upon the Ambac Instruction and further, the Custodian is hereby authorized and directed to disregard the Other Instruction and instead, follow and act upon the Ambac Instruction.

                  The Trust, on behalf of the Fund, hereby confirms to and agrees with the Custodian that, as a condition of any obligation of the Custodian hereunder, the Trust shall at all times do, make, execute and deliver (and shall likewise use its best efforts to cause Ambac to do, make, execute and deliver) all such additional and further acts, instruments and documents as the Custodian may at any time reasonably request (each in form and substance satisfactory to the Custodian) in connection with these instructions and any Ambac Instruction including, without limitation, the execution and delivery of
(a) modifications to the list of Authorized Persons of the Trust and Ambac duly authorized by the Fund's Board; (b) funds transfer security procedure documentation regarding each of the Fund and Ambac; and (c) remote access services documentation.

                  The undersigned Trust, on behalf of the Fund, hereby acknowledges that, except as may arise from the Custodian's own negligence or willful misconduct, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by the Custodian's acting in accordance with this letter of instruction and/or any Ambac Instruction, and/or the Custodian's disregarding any Other Instruction. The Trust, on behalf of the Fund, agrees to indemnify the Custodian for any loss, liability, claim or expense incurred by the Custodian, except as may arise from the Custodian's own negligence or willful misconduct, in connection with actions omitted or taken by the Custodian pursuant to each of this letter of instruction and/or any Ambac Instruction.

                  Please sign below to evidence your receipt of this letter and to acknowledge that, as Custodian, you will follow, pursuant to the terms of this instruction letter and in accordance with the governing standard of care set forth in the Contract, any Ambac Instruction.

                                       PIONEER PROTECTED PRINCIPAL TRUST
                                       On behalf of its series
                                       Pioneer Protected Principal Plus Fund II


                                       By:______________________________________
                                       Name:____________________________________


Acknowledged and Agreed:

BROWN BROTHERS HARRIMAN & CO.



By:______________________________________
   Name:
   Title:


                                                                      APPENDIX A

                           AMBAC ASSURANCE CORPORATION
                               AUTHORIZED PERSONS

Michael J. Schozer      Managing Director

Kevin J. Doyle          Managing Director and General Counsel

Warren K. Tong          First Vice President

Roseann Catania         Vice President

Any other Managing Director, First Vice President or Vice President of Ambac Assurance Corporation


                                                                    Schedule 1-A

                          FORM OF DAILY GAP RISK REPORT


                                                                    Schedule 1-B
                   FORM OF DAILY PORTFOLIO REQUIREMENTS REPORT


                                                                      Schedule 2

                              FORM OF WEEKLY REPORT


                                                                      Schedule 3
                            CONCERNING NOTICES UNDER
                          FINANCIAL GUARANTEE AGREEMENT


NOTICES TO THE ADVISER OR THE FUND

                  The party giving notice (the "Notice Giver") shall attempt to reach an individual named in Table I below by calling each such person, in the order their names appear below, at the business number given for that person. If the Notice Giver is not able to speak to one of the individuals named, the Notice Giver shall then call each such person, in the order their names appear below, at the cell number given for that person. If the Notice Giver still is not able to speak to one of the individuals named, the Notice Giver shall then call each such person, in the order their names appear below, at the home number given for that person.

                  As soon as the Notice Giver speaks to one of the individuals named in Table I and communicates the notice, or if the Notice Giver is unable to speak with any of the individuals after following the procedures in the preceding paragraph, the Notice Giver shall send, via fax and email to all of the individuals named in Table I, a written confirmation or written notice, as applicable.


                  Notice shall be deemed given upon verbal communication with an individual named in Table I or, if the Notice Giver is unable to speak with such individuals after following the procedures above, dispatch of written notice by fax and email to the individuals on Table I.

-------------------- --------------- ------------ --------------- ---------------- -----------------------------------
PIONEER
REPRESENTATIVE       BUSINESS        CELL         HOME            FAX              E-MAIL ADDRESS
-------------------- --------------- ------------ --------------- ---------------- -----------------------------------
-------------------- --------------- ------------ --------------- ---------------- -----------------------------------

-------------------- --------------- ------------ --------------- ---------------- -----------------------------------
-------------------- --------------- ------------ --------------- ---------------- -----------------------------------

-------------------- --------------- ------------ --------------- ---------------- -----------------------------------
-------------------- --------------- ------------ --------------- ---------------- -----------------------------------

-------------------- --------------- ------------ --------------- ---------------- -----------------------------------
-------------------- --------------- ------------ --------------- ---------------- -----------------------------------

-------------------- --------------- ------------ --------------- ---------------- -----------------------------------

                  For purposes hereof, the Notice Giver shall not be considered to have spoken to an individual if the Notice Giver leaves a voicemail or other message for that person.

                  The Adviser may, from time to time by written notice to the Insurer, change the names or other information in the tables, PROVIDED that no more than five individuals are included in Table I.

NOTICES TO THE INSURER

                  The Notice Giver shall call each person listed in Table A, in the order their names appear below, at the business number given for that person, and thereafter shall call each person, in the order their names appear below, at the mobile number given for that person. If the Notice Giver speaks to an individual listed in Table A, the Notice Giver may cease calling and shall in addition send an email and a fax to each person listed in Table A.

                  Notice shall be deemed given upon verbal communication with an individual named in Table A, or if the Notice Giver is unable to speak with such individuals after following the procedures above, dispatch of written notice by fax and email to the individuals listed on Table A.

                  The Daily Report shall be delivered to each person listed in Table B by email. If any email is indicated returned due to delivery failure, the Daily Report shall be delivered by fax to each person listed in Table B.

TABLE A




TABLE B




                  For purposes hereof, the Notice Giver shall not be considered to have spoken to an individual if the Notice Giver leaves a voicemail or other message for that person.

                  The Insurer may, from time to time by written notice to the Adviser, change the names or other information in Tables A and B.

                                                                      Schedule 4

                        DURATION CALCULATION METHODOLOGY